EXHIBIT 4.4

===============================================================================




                                BALL CORPORATION


                                       and


                                   GUARANTORS
                                 Parties Hereto


                      -------------------------------------

                                  $250,000,000

                              SERIES A AND SERIES B
                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                  --------------------------------------------





                           ---------------------------

             AMENDED AND RESTATED SENIOR SUBORDINATED NOTE INDENTURE

                      INDENTURE DATED AS OF AUGUST 10, 1998

             AMENDMENT AND RESTATEMENT DATED AS OF DECEMBER 19, 2002

                           ---------------------------



                              THE BANK OF NEW YORK

                        Senior Subordinated Note Trustee


===============================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
   Act Section                                                                                Indenture Section

310(a)(1)
     ...........................................................................................     7.10
     (a)(2).....................................................................................     7.10
     (a)(3).....................................................................................     N.A.
     (a)(4).....................................................................................     N.A.
     (a)(5).....................................................................................     7.10
     (b)........................................................................................     7.10
     (c)........................................................................................     N.A.

     311(a).....................................................................................     7.11
     (b)........................................................................................     7.11
     (c)........................................................................................     N.A.

     312(a).....................................................................................     2.05
     (b)........................................................................................    12.03
     (c)........................................................................................    12.03

     313(a).....................................................................................     7.06
     (b)(2).....................................................................................     7.07
     (c)........................................................................................     7.06;12.02
     (d)........................................................................................     7.06

     314(a).....................................................................................     4.03;12.05
     (b)........................................................................................     N.A.
     (c)(1).....................................................................................    12.04
     (c)(2).....................................................................................    12.04
     (c)(3).....................................................................................     N.A.
     (e)........................................................................................    12.05
     (f)........................................................................................     N.A.

     315(a).....................................................................................     7.01
     (b)........................................................................................     7.05,12.02
     (c)........................................................................................     7.01
     (d)........................................................................................     7.01
     (e)........................................................................................     6.11
316(a)(last sentence)...........................................................................     2.09
     (a)(1)(A)..................................................................................     6.05
     (a)(1)(B)..................................................................................     6.04
     (a)(2).....................................................................................     N.A.
     (b)........................................................................................     6.07
     (c)........................................................................................     2.12

 317(a)(1)......................................................................................     6.08
     (a)(2).....................................................................................     6.09
     (b)........................................................................................     2.04
318(a)..........................................................................................    12.01
     (b)........................................................................................     N.A.
     (c)........................................................................................    12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of this Senior Subordinated Note
Indenture.



                                TABLE OF CONTENTS

                                                                                                    Page

ARTICLE 1                DEFINITIONS AND INCORPORATION BY REFERENCE..............................     1

   SECTION 1.01.         DEFINITIONS.............................................................     1
   SECTION 1.02.         OTHER DEFINITIONS.......................................................    18
   SECTION 1.03.         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......................    19
   SECTION 1.04.         RULES OF CONSTRUCTION...................................................    19

ARTICLE 2                THE SENIOR SUBORDINATED NOTES...........................................    20

   SECTION 2.01.         FORM AND DATING.........................................................    20
   SECTION 2.02.         Execution and Authentication............................................    21
   SECTION 2.03.         REGISTRAR AND PAYING AGENT..............................................    22
   SECTION 2.04.         PAYING AGENT TO HOLD MONEY IN TRUST.....................................    22
   SECTION 2.05.         HOLDER LISTS............................................................    22
   SECTION 2.06.         TRANSFER AND EXCHANGE...................................................    23
   SECTION 2.07.         REPLACEMENT SENIOR SUBORDINATED NOTES...................................    36
   SECTION 2.08.         OUTSTANDING SENIOR SUBORDINATED NOTES...................................    36
   SECTION 2.09.         TREASURY SENIOR SUBORDINATED NOTES......................................    36
   SECTION 2.10.         TEMPORARY SENIOR SUBORDINATED NOTES.....................................    37
   SECTION 2.11.         CANCELLATION............................................................    37
   SECTION 2.12.         DEFAULTED INTEREST......................................................    37
   SECTION 2.13.         CUSIP NUMBER............................................................    37

ARTICLE 3                REDEMPTION AND PREPAYMENT...............................................    38

   SECTION 3.01.         NOTICES TO SENIOR SUBORDINATED NOTE TRUSTEE.............................    38
   SECTION 3.02.         SELECTION OF SENIOR SUBORDINATED NOTES TO BE REDEEMED...................    38
   SECTION 3.03.         NOTICE OF REDEMPTION....................................................    38
   SECTION 3.04.         EFFECT OF NOTICE OF REDEMPTION..........................................    39
   SECTION 3.05.         DEPOSIT OF REDEMPTION PRICE.............................................    39
   SECTION 3.06.         SENIOR SUBORDINATED NOTES REDEEMED IN PART..............................    40
   SECTION 3.07.         OPTIONAL REDEMPTION.....................................................    40
   SECTION 3.08.         MANDATORY REDEMPTION....................................................    40
   SECTION 3.09.         OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.....................    40

ARTICLE 4                COVENANTS...............................................................    42

   SECTION 4.01.         PAYMENT OF SENIOR SUBORDINATED NOTES....................................    42
   SECTION 4.02.         MAINTENANCE OF OFFICE OR AGENCY.........................................    43
   SECTION 4.03.         REPORTS.................................................................    43
   SECTION 4.04.         COMPLIANCE CERTIFICATE..................................................    44
   SECTION 4.05.         TAXES...................................................................    44
   SECTION 4.06.         STAY, EXTENSION AND USURY LAWS..........................................    44
   SECTION 4.07.         RESTRICTED PAYMENTS.....................................................    45
   SECTION 4.08.         DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
                         AFFECTING RESTRICTED SUBSIDIARIES.......................................    48
   SECTION 4.09.         INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                         PREFERRED STOCK.........................................................    48
   SECTION 4.10.         ASSETS SALES............................................................    51
   SECTION 4.11.         TRANSACTIONS WITH AFFILIATES............................................    52
   SECTION 4.12.         LIENS...................................................................    53
   SECTION 4.13.         BUSINESS ACTIVITIES.....................................................    53
   SECTION 4.14.         CORPORATE EXISTENCE.....................................................    53
   SECTION 4.15.         OFFER TO PURCHASE UPON CHANGE OF CONTROL................................    53
   SECTION 4.16.         ADDITIONAL SUBORDINATED SUBSIDIARY GUARANTEES...........................    54
   SECTION 4.17.         PAYMENT FOR CONSENTS....................................................    55
   SECTION 4.18.         SALE AND LEASEBACK TRANSACTIONS.........................................    55
   SECTION 4.19.         ANTI-LAYERING...........................................................    55
   SECTION 4.20.         CERTAIN COVENANTS TO BE SUSPENDED UNDER
                         CERTAIN CONDITIONS......................................................    55

ARTICLE 5                SUCCESSORS..............................................................    56

   SECTION 5.01.         MERGER, CONSOLIDATION OR SALE OF ASSETS.................................    56
   SECTION 5.02.         SUCCESSOR CORPORATION SUBSTITUTED.......................................    57

ARTICLE 6                DEFAULTS AND REMEDIES...................................................    57

   SECTION 6.01.         EVENTS OF DEFAULT.......................................................    57
   SECTION 6.02.         ACCELERATION............................................................    58
   SECTION 6.03.         OTHER REMEDIES..........................................................    59
   SECTION 6.04.         WAIVER OF PAST DEFAULTS.................................................    59
   SECTION 6.05.         CONTROL BY MAJORITY.....................................................    60
   SECTION 6.06.         LIMITATION ON SUITS.....................................................    60
   SECTION 6.07.         RIGHTS OF HOLDERS OF SENIOR SUBORDINATED
                         NOTES TO RECEIVE PAYMENT................................................    60
   SECTION 6.08.         COLLECTION SUIT BY SENIOR SUBORDINATED NOTE
                         TRUSTEE.................................................................    60
   SECTION 6.09.         SENIOR SUBORDINATED NOTE TRUSTEE MAY FILE
                         PROOFS OF CLAIM.........................................................    61
   SECTION 6.10.         PRIORITIES..............................................................    61
   SECTION 6.11.         UNDERTAKING FOR COSTS...................................................    62

ARTICLE 7                SENIOR SUBORDINATED NOTE TRUSTEE........................................    62

   SECTION 7.01.         DUTIES OF SENIOR SUBORDINATED NOTE TRUSTEE..............................    62
   SECTION 7.02.         RIGHTS OF SENIOR SUBORDINATED NOTE TRUSTEE..............................    63
   SECTION 7.03.         INDIVIDUAL RIGHTS OF SENIOR SUBORDINATED NOTE TRUSTEE...................    64
   SECTION 7.04.         SENIOR SUBORDINATED NOTE TRUSTEE'S DISCLAIMER...........................    64
   SECTION 7.05.         NOTICE OF DEFAULTS......................................................    64
   SECTION 7.06.         REPORTS BY SENIOR SUBORDINATED NOTE TRUSTEE TO
                         HOLDERS OF THE SENIOR SUBORDINATED NOTES................................    64
   SECTION 7.07.         COMPENSATION AND INDEMNITY..............................................    64
   SECTION 7.08.         REPLACEMENT OF SENIOR SUBORDINATED NOTE TRUSTEE.........................    65
   SECTION 7.09.         SUCCESSOR SENIOR SUBORDINATED NOTE TRUSTEE BY MERGER, ETC...............    66
   SECTION 7.10.         ELIGIBILITY; DISQUALIFICATION...........................................    67
   SECTION 7.11.         PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                         COMPANY.................................................................    67
   SECTION 7.12.         SENIOR SUBORDINATED NOTE TRUSTEE'S APPLICATION
                         FOR INSTRUCTIONS FROM THE COMPANY.......................................    67

ARTICLE 8                LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................    67

   SECTION 8.01.         OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE................    67
   SECTION 8.02.         LEGAL DEFEASANCE AND DISCHARGE..........................................    67
   SECTION 8.03.         COVENANT DEFEASANCE.....................................................    68
   SECTION 8.04.         CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..............................    68
   SECTION 8.05.         DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                         IN TRUST; OTHER MISCELLANEOUS PROVISIONS................................    69
   SECTION 8.06.         REPAYMENT TO COMPANY....................................................    70
   SECTION 8.07.         REINSTATEMENT...........................................................    70

ARTICLE 9                AMENDMENT, SUPPLEMENT AND WAIVER........................................    71

   SECTION 9.01.         WITHOUT CONSENT OF HOLDERS OF SENIOR
                         SUBORDINATED NOTES......................................................    71
   SECTION 9.02.         WITH CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES....................    71
   SECTION 9.03.         COMPLIANCE WITH TRUST INDENTURE ACT.....................................    73
   SECTION 9.04.         REVOCATION AND EFFECT OF CONSENTS.......................................    73
   SECTION 9.05.         NOTATION ON OR EXCHANGE OF SENIOR SUBORDINATED NOTES....................    73
   SECTION 9.06.         SENIOR SUBORDINATED NOTE TRUSTEE TO SIGN AMENDMENTS, ETC................    74

ARTICLE 10               SUBORDINATION...........................................................    74

   SECTION 10.01.        AGREEMENT TO SUBORDINATE................................................    74
   SECTION 10.02.        LIQUIDATION; DISSOLUTION; BANKRUPTCY....................................    74
   SECTION 10.03.        DEFAULT ON DESIGNATED SENIOR DEBT.......................................    75
   SECTION 10.04.        ACCELERATION OF SENIOR SUBORDINATED NOTES...............................    75
   SECTION 10.05.        WHEN DISTRIBUTION MUST BE PAID OVER.....................................    75
   SECTION 10.06.        NOTICE BY COMPANY.......................................................    76
   SECTION 10.07.        SUBROGATION.............................................................    76
   SECTION 10.08.        RELATIVE RIGHTS.........................................................    76
   SECTION 10.09.        SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY............................    77
   SECTION 10.10.        DISTRIBUTION OR NOTICE TO REPRESENTATIVE................................    77
   SECTION 10.11.        RIGHTS OF SENIOR SUBORDINATED NOTE TRUSTEE AND PAYING AGENT.............    77
   SECTION 10.12.        AUTHORIZATION TO EFFECT SUBORDINATION...................................    77
   SECTION 10.13.        AMENDMENTS..............................................................    78

ARTICLE 11               SUBORDINATED SUBSIDIARY GUARANTEES......................................    78

   SECTION 11.01.        GUARANTEE...............................................................    78
   SECTION 11.02.        LIMITATION ON GUARANTOR LIABILITY.......................................    79
   SECTION 11.03.        EXECUTION AND DELIVERY OF SENIOR SUBSIDIARY GUARANTEE...................    79
   SECTION 11.04.        GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.......................    80
   SECTION 11.05.        RELEASES FOLLOWING SALE OF ASSETS.......................................    81

ARTICLE 12               MISCELLANEOUS...........................................................    81

   SECTION 12.01.        TRUST INDENTURE ACT CONTROLS............................................    81
   SECTION 12.02.        NOTICES.................................................................    81
   SECTION 12.03.        COMMUNICATION BY HOLDERS OF SENIOR
                         SUBORDINATED NOTES WITH OTHER HOLDERS OF
                         SENIOR SUBORDINATED NOTES...............................................    82
   SECTION 12.04.        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT......................    82
   SECTION 12.05.        STATEMENTS REQUIRED IN CERTIFICATE......................................    83
   SECTION 12.06.        RULES BY SENIOR SUBORDINATED NOTE TRUSTEE AND AGENTS....................    83
   SECTION 12.07.        NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                         EMPLOYEES AND STOCKHOLDERS..............................................    83
   SECTION 12.08.        GOVERNING LAW...........................................................    83
   SECTION 12.09.        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...........................    84
   SECTION 12.10.        SUCCESSORS..............................................................    84
   SECTION 12.11.        SEVERABILITY............................................................    84
   SECTION 12.12.        COUNTERPART ORIGINALS...................................................    84
   SECTION 12.13.        TABLE OF CONTENTS, HEADINGS, ETC........................................    84


                             EXHIBITS AND SCHEDULES

Exhibit A1        FORM OF SENIOR SUBORDINATED NOTE
Exhibit A2        FORM OF REGULATION S TEMPORARY GLOBAL SENIOR
                  SUBORDINATED NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                  ACCREDITED INVESTOR
Exhibit E         FORM OF NOTATION OF SENIOR SUBSIDIARY GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL SENIOR SUBORDINATED NOTE
                  INDENTURE TO BE DELIVERED BY SUBSEQUENT
                  GUARANTORS
Schedule I        SCHEDULE OF GUARANTORS


         SENIOR SUBORDINATED NOTE INDENTURE dated as of August 10, 1998, and amended and restated as of December 19, 2002, by and among Ball Corporation, an Indiana corporation (the "COMPANY"), Ball Aerospace & Technologies Corp., a Delaware corporation, Ball Asia Services Limited, a Delaware corporation (as successor to Ball Asia Pacific Limited, a Colorado corporation), Ball Glass Container Corporation, a Delaware corporation, Ball Holdings Corp., a Delaware corporation, Ball Metal Beverage Container Corp., a Colorado corporation, Ball Metal Food Container Corp., a Delaware corporation, Ball Metal Packaging Sales Corp., a Colorado corporation, Ball Packaging Corp., a Colorado corporation, Ball Plastic Container Corp., a Colorado corporation, Ball Technologies Holdings Corp., a Colorado corporation, Ball Technology Services Corporation, a California corporation, BG Holdings I, Inc., a Delaware corporation, BG Holdings II, Inc., a Delaware corporation, Efratom Holding, Inc., a Colorado corporation, Latas de Aluminio Ball, Inc., a Delaware corporation (formerly known as Latas de Aluminio Reynolds, Inc.), and Ball Pan-European Holdings, Inc., a Delaware corporation (collectively, the "GUARANTORS") and The Bank of New York, a New York banking corporation, as Senior Subordinated Note Trustee (the "SENIOR SUBORDINATED NOTE TRUSTEE").

         References in this Senior Subordinated Note Indenture to the "date hereof" or any other reference to the date of this Senior Note Subordinated Indenture shall refer to August 10, 1998, and shall not refer to the date of the amendment and restatement.

         The Company and the Senior Subordinated Note Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 1/4% Series A Senior Subordinated Notes due 2008 (the "SERIES A SENIOR SUBORDINATED NOTES") and the 8 1/4% Series B Senior Subordinated Notes due 2008 (the "SERIES B SENIOR SUBORDINATED NOTEs" and, together with the Series A Senior Subordinated Notes, the "SENIOR SUBORDINATED NOTES"):

                                  ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION 1.01.     DEFINITIONS.

         "144A GLOBAL SENIOR SUBORDINATED NOTE" means a global note in the form of Exhibit A1 hereto bearing the Global Senior Subordinated Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes sold in reliance on Rule 144A.

         "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person (a) existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person or is otherwise acquired by such specified Person or (b) assumed in connection with the purchase of all or substantially all the assets of such other Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, acquiring or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "ACQUISITION" means the acquisition by the Company and Ball Metal Beverage Container Corp. of substantially all the assets of the North American beverage can business of Reynolds Metals Company.

         "ADDITIONAL ASSETS" means (i) any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days) that is usable by the Company or a Restricted Subsidiary in a Permitted Business or (ii) the Capital Stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar, Paying Agent or co-registrar.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Senior Subordinated Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of
Section 4.15 and/or Section 5.01 hereof and not by the provisions of Section
4.10 hereof, and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (iii) a Restricted Payment that is not prohibited by Section
4.07 hereof, (iv) sales of receivables (A) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including consideration in the amount specified in the proviso to the definition of Qualified Securitization Transaction or (B) in connection with the Schmalbach Receivables Facility and
(v) the sale or disposition of Cash Equivalents or obsolete equipment, will not be deemed to be Asset Sales.

         "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's with maturities of not more than six months from the date of acquisition.

         "CEDEL" means Cedel Bank, SA.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule l3d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the total of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

         "COMPANY" means Ball Corporation, and any and all successors thereto.

         "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and receivables financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Senior Subordinated Note Indenture or
(ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "CORPORATE TRUST OFFICE OF THE SENIOR SUBORDINATED NOTE TRUSTEE" shall be at the address of the Senior Subordinated Note Trustee specified in
Section 12.02 hereof or such other address as to which the Senior Subordinated Note Trustee may give notice to the Company.

         "CREDIT AGREEMENTS" means (i) the Long-Term Credit Agreement dated as of August 10, 1998 among the Company, the financial institutions from time to time a party thereto as lenders, The First National Bank of Chicago, in its capacity as Administrative Agent, Bank of America National Trust and Savings Association, in its capacity as Syndication Agent, and Lehman Commercial Paper Inc., in its capacity as Documentation Agent (as the same may from time to time be amended, modified, supplemented and/or restated, the "LONG-TERM CREDIT AGREEMENT"), (ii) the Short-Term Credit Agreement dated as of August 10, 1998 among the Company, the financial institutions from time to time a party thereto as lenders, The First National Bank of Chicago, in its capacity as Administrative Agent, Bank of America National Trust and Savings Association, in its capacity as Syndication Agent, and Lehman Commercial Paper Inc., in its capacity as Documentation Agent (as the same may from time to time be amended, modified, supplemented and/or restated, the "SHORT-TERM CREDIT AGREEMENT"), and (iii) the Canadian Revolving Credit Agreement dated as of August 10, 1998 among the Company, Ball Packaging Products Canada, Inc., and the Royal Bank of Canada.

         "CREDIT FACILITIES" means one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "CUSTODIAN" means the Senior Subordinated Note Trustee, as custodian with respect to the Senior Subordinated Notes in global form, or any successor entity thereto.

         "DEFAULT" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

         "DEFINITIVE SENIOR SUBORDINATED NOTE" means a certificated Senior Subordinated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A1 hereto except that such Senior Subordinated Note shall not bear the Global Senior Subordinated Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto.

         "DEPOSITARY" means, with respect to the Senior Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary with respect to the Senior Subordinated Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Senior Subordinated Note Indenture.

         "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

         "DESIGNATED SENIOR DEBT" means (i) any Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities, (ii) any Indebtedness outstanding under the Senior Note Indenture and (iii) any other Senior Debt permitted under this Senior Subordinated Note Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Subordinated Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

         "DOMESTIC SUBSIDIARY" means a Subsidiary that is (i) formed under the laws of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE OFFER" has the meaning set forth in the Subordinated Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Subordinated Registration Rights Agreement.

         "EXCHANGE SENIOR SUBORDINATED NOTES" means the Senior Subordinated Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "EXCLUDED SUBSIDIARY" means each of the following Subsidiaries of the
Company: Analytic Decisions, Incorporated, a Virginia corporation; Ball Corporation, a Nevada corporation; Ball-Canada Holdings Inc., a Canadian corporation; Ball Glass Containers, Inc., a Delaware corporation; Ball International Sales Corporation, a Delaware corporation; Ball Metal Container Corporation, an Indiana corporation; Ball Technology Licensing Corporation, an Indiana corporation; Heekin Can, Inc., a Colorado corporation; Metropack Containers Corporation, an Indiana corporation; Muncie & Western Railroad Company, an Indiana corporation; Ball Pan Asia Ltd., a corporation organized under the laws of Mauritius; and Ball Brazil Holdings Limited, a Company Limited by Shares organized under the laws of the Cayman Islands; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as (i) each such Subsidiary is in existence solely for the purposes of being a "name-holding" entity, (ii) each such Subsidiary engages in no business, (iii) each such Subsidiary has no liabilities (including any guarantee of Indebtedness of any other Person), and (iv) the aggregate of the assets (including capitalization) of all such Subsidiaries shall not exceed $5,000,000.00.

         "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Senior Subordinated
Note Indenture.

         "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, to the extent properly characterized as interest expense in accordance with GAAP, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether, or not such Guarantee or Lien is called upon) and (iv) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock).

         "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "FOREIGN SUBSIDIARIES" means Subsidiaries of the Company that are not Domestic Subsidiaries.

         "FTB" means FTB Packaging Limited, a Hong Kong corporation.

         "FTB GROUP" means FTB and each of its Subsidiaries, including, without limitation, MCP and each of its Subsidiaries and joint ventures.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of this Senior Subordinated Note Indenture.

         "GLOBAL SENIOR SUBORDINATED NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Senior Subordinated Notes issued under this Senior Subordinated Note Indenture.

         "GLOBAL SENIOR SUBORDINATED NOTES" means, individually and collectively, each of the Restricted Global Senior Subordinated Notes and the Unrestricted Global Senior Subordinated Notes, in the form of Exhibits A1 and A2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "GUARANTORS" means each Domestic Subsidiary of the Company as of the date of this Senior Subordinated Note Indenture (other than Ball Capital Corp. and the Excluded Subsidiaries) and each other Subsidiary that becomes a party to a Senior Subsidiary Guarantee.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business and pursuant to past practices designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

         "HOLDER" means a Person in whose name a Senior Subordinated Note is registered.

         "IAI GLOBAL SENIOR SUBORDINATED NOTE" means the global Senior Subordinated Note in the form of Exhibit A1 hereto bearing the Global Senior Subordinated Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes sold to Institutional Accredited Investors.

         "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person, and any liability, whether or not contingent and whether or not it appears on the balance sheet of such other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Senior Subordinated Note through a Participant.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances of assets or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business, prepaid expenses and accounts receivable), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal office of the Senior Subordinated Note Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Senior Subordinated Notes for use by such Holders in connection with the Exchange Offer.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "LIMITED ORIGINATOR RECOURSE" means a reimbursement obligation to the Company or a Restricted Subsidiary in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Entity under a facility for the financing of trade receivables; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10.0% of the principal amount of such Indebtedness at such time.

         "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Subordinated Registration Rights Agreement.

         "MARKETABLE SECURITIES" means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

         "MCP" means M.C. Packaging (Hong Kong) Limited, a Hong Kong corporation.

         "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, and (iii) any one-time noncash charges (including legal, accounting and debt issuance costs) resulting from the Transactions.

         "NET PROCEEDS" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Senior Subordinated Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "NON-U.S. PERSON" means a Person who is not a U.S. Person.

         "OBLIGATIONS" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be a vice-president, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 12.04 and 12.05 hereof.

         "OPINION OF COUNSEL" means an opinion from legal counsel who is acceptable to the Senior Subordinated Note Trustee, that meets the requirements of Sections 12.04 and 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Senior Subordinated Note Trustee.

         "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

         "PARTICIPATING BROKER-DEALER" means a broker-dealer participating in the Exchange Offer.

         "PERMITTED BUSINESS" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date of this Senior Subordinated Note Indenture and businesses substantially similar, related or incidental thereto or reasonable extensions thereof.

         "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereto; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) other Investments by the Company or any of its Restricted Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(f) that are at the time outstanding, not to exceed $50.0 million; (g) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business consistent with past practices, for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Senior Subordinated Note Indenture to be outstanding) in connection with the conduct of the business of the Company and its Restricted Subsidiaries which are Guarantors; (h) (1) any Investment by the Company or a Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest or (2) any sale or transfer of receivables in connection with the Schmalbach Receivables Facility; (i) any Investment existing on the date of this Senior Subordinated Note Indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof; (j) any Investment in FTB Group, the proceeds of which are used to permanently repay Indebtedness of FTB Group that was outstanding on the date of this Senior Subordinated Note Indenture; and (k) Investments in Permitted Joint Ventures of up to $25 million outstanding at any time.

         "PERMITTED JOINT VENTURE" means a joint venture (however structured) engaged in a Permitted Business and in which the Company or a Restricted Subsidiary (a) owns at least 40% of the ownership interest or (b) has a right to receive at least 40% of the profits or distributions; provided that such joint venture is not a Subsidiary.

         "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Debt pursuant to Article 10 of this Senior Subordinated
Note Indenture.

         "PERMITTED LIENS" means (i) Liens on assets (including, without limitation, the capital stock of a Subsidiary) of the Company or any Restricted Subsidiary of the Company to secure Indebtedness under any Credit Facilities that is permitted by the terms of this Senior Subordinated Note Indenture to be incurred; (ii) Liens on the assets of the Company or any of the Guarantors to secure Hedging Obligations to any Person that is a holder of Senior Debt (or an Affiliate thereof) with respect to Indebtedness under any Credit Facility permitted by this Senior Subordinated Note Indenture to be incurred; (iii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired; (v) Liens existing on the date of this Senior Subordinated Note Indenture (including a Lien incurred or to be incurred to secure outstanding Indebtedness under the existing 8.46% Guaranteed ESOP Notes, Series A due January 15, 1999 and 8.83% Guaranteed ESOP Notes, Series B due December 15, 2001 of the Ball Corporation Salary Conversion and Employee Stock Ownership Plan Trust and the related guarantees thereof by the Company); (vi) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), as the case may be, at the time the original Lien became a Permitted Lien; (vii) Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor; (viii) Liens to secure Indebtedness permitted by clause (xiv) of the second paragraph of
Section 4.09 hereof, (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $25.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (x) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of Section 4.09 hereof, covering only the assets acquired with such Indebtedness; (xiii) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiv) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; (xv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xvi) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or any of its Restricted Subsidiaries, (xvii) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xviii) deposits made in the ordinary course of business to secure liability to insurance carriers; (xix) Liens for purchase money obligations (including refinancings thereof permitted under Section 4.09 hereof), provided that (A) the Indebtedness secured by any such Lien is permitted under Section
4.09 hereof, and (B) any such Lien encumbers only the asset so purchased; (xx) any attachment or judgment Lien not constituting an Event of Default under clause (i) of the first paragraph of Section 6.01 hereof; (xxi) any interest or title of a lessor or sublessor under any operating lease; (xxii) Liens (A) on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction or (B) incurred pursuant to the Schmalbach Receivables Facility; and (xxiii) Liens under licensing agreements for use of Intellectual Property entered into in the ordinary course of business.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest and premium, if any, on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to the Senior Subordinated Notes on terms at least as favorable to the Holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Senior Subordinated Notes issued under this Senior Subordinated Note Indenture except where otherwise permitted by the provisions of this Senior Subordinated Note Indenture.

         "PUBLIC EQUITY OFFERING" means any underwritten primary public offering of the Common Stock or other Voting Stock of the Company (other than Disqualified Stock) pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8, or any successor or similar form) under the Securities Act.

         "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any receivables (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and contract rights and all Guarantees or other obligations in respect of such receivables, proceeds of such receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables (collectively, "transferred assets"); provided that in the case of any such transfer by the Company or any of its Restricted Subsidiaries, the transferor receives cash or Purchase Money Notes in an amount which (when aggregated with the cash and Purchase Money Notes received by the Company and its Restricted Subsidiaries upon all other such transfers of transferred assets during the ninety days preceding such transfer) is at least equal to 75% of the aggregate face amount of all receivables so transferred during such day and the ninety preceding days.

         "REGULATION S" means Regulation S promulgated under the Securities
Act.

         "REGULATION S GLOBAL SENIOR SUBORDINATED NOTE" means a Regulation S Temporary Global Senior Subordinated Note or Regulation S Permanent Global Senior Subordinated Note, as appropriate.

         "REGULATION S PERMANENT GLOBAL SENIOR SUBORDINATED NOTE" means a permanent global Senior Subordinated Note in the form of Exhibit A1 hereto bearing the Global Senior Subordinated Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Senior Subordinated Note upon expiration of the Restricted Period.

         "REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE" means a temporary global Senior Subordinated Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes initially sold in reliance on Rule 903 of Regulation S.

         "REPRESENTATIVE" means the administrative agents under the Credit Agreements or their respective successors thereunder.

         "RESPONSIBLE OFFICER" when used with respect to the Senior Subordinated Note Trustee, means any officer within the corporate trust department of the Senior Subordinated Note Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Senior Subordinated Note Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Senior Subordinated Note Indenture.

         "RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE" means a Definitive Senior Subordinated Note bearing the Private Placement Legend.

         "RESTRICTED GLOBAL SENIOR SUBORDINATED NOTE" means a Global Senior Subordinated Note bearing the Private Placement Legend.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the date of this Senior Subordinated Note Indenture, all Subsidiaries of the Company other than FTB Group, Ball Capital Corp. and the Excluded Subsidiaries shall be Restricted Subsidiaries of the Company.

         "RULE 144" means Rule 144 promulgated under the Securities Act.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "RULE 903" means Rule 903 promulgated under the Securities Act.

         "RULE 904" means Rule 904 promulgated under the Securities Act.

         "SCHMALBACH RECEIVABLES FACILITY" means the existing accounts receivables securitization program of Schmalbach-Lubeca AG and its Subsidiaries as amended, restated, modified, renewed, refunded, replaced, increased or refinanced, in whole or in part, from time to time, by one or more of Schmalbach-Lubeca AG, its existing and future European subsidiaries, European affiliates that are Restricted Subsidiaries and Ball Capital Corp.; provided, that the principal or capital amount outstanding under any such facility shall not exceed (euro)100 million in the aggregate.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIZATION ENTITY" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers receivables and related assets) that engages in no activities other than in connection with the financing of receivables and that is designated by the Board of the Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Senior Subordinated Note Trustee by filing with the Senior Subordinated Note Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "SENIOR DEBT" means (i) all Indebtedness outstanding under the Credit Facility permitted under clauses (i) and (ii) of the second paragraph of
Section 4.09 hereof, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Senior Subordinated Note Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Senior Subordinated Note Indenture.

         "SENIOR NOTE INDENTURE" means that certain Senior Note Indenture, dated as of the date of this Senior Subordinated Note Indenture, between the Company, the Guarantors and The Bank of New York as Senior Note Trustee, as amended or supplemented from time to time, relating to the Senior Notes.

         "SENIOR NOTES" means the Company's 7 3/4% Senior Subordinated Notes due 2006 issued concurrently pursuant to the Senior Note Indenture.

         "SENIOR SUBORDINATED NOTE INDENTURE" means this Senior Subordinated
Note Indenture, as amended or supplemented from time to time, relating to the Senior Subordinated Notes.

         "SENIOR SUBORDINATED NOTES" has the meaning assigned to it in the preamble to this Senior Subordinated Note Indenture.

         "SENIOR SUBORDINATED NOTE TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Senior Subordinated Note Indenture and thereafter means the successor serving hereunder.

         "SENIOR SUBSIDIARY GUARANTEE" means the Guarantee of the Senior Notes by each of the Guarantors pursuant to the Senior Note Indenture and any additional Guarantee of the Senior Notes to be executed by any Restricted Subsidiary of the Company pursuant to the Senior Note Indenture.

         "SERIES A SENIOR SUBORDINATED NOTES" has the meaning assigned to it in the preamble to this Senior Subordinated Note Indenture.

         "SERIES B SENIOR SUBORDINATED NOTES" has the meaning assigned to it in the preamble to this Senior Subordinated Note Indenture.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Subordinated Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Senior Subordinated Note Indenture.

         "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in receivables securitization transactions.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the Credit Agreements or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBORDINATED REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement with respect to the Senior Subordinated Notes, dated as of August 10, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

         "SUBORDINATED SUBSIDIARY GUARANTEE" means the Guarantee of the Senior Subordinated Notes by each of the Guarantors pursuant to Article 12 hereof and in the form of Guarantee endorsed on the forms of Senior Subordinated Note attached as Exhibits A1 and A2 hereto and any additional Guarantee of the Senior Subordinated Notes to be executed by any Restricted Subsidiary of the Company pursuant to Section 4.16 hereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Senior Subordinated Note Indenture is qualified under the TIA.

         "TOTAL ASSETS" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

         "TRANSACTIONS" means the entering into the Credit Agreements; the issuance of the Senior Notes and the Senior Subordinated Notes; and the Acquisition.

         "UNRESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE" means one or more Definitive Senior Subordinated Notes that do not bear and are not required to bear the Private Placement Legend.

         "UNRESTRICTED GLOBAL SENIOR SUBORDINATED NOTE" means a permanent global Senior Subordinated Note in the form of Exhibit A1 attached hereto that bears the Global Senior Subordinated Note Legend and that has the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Subordinated Notes that do not bear the Private Placement Legend.

         "UNRESTRICTED SUBSIDIARY" means each of FTB Group, Ball Capital Corp. and the Excluded Subsidiaries. In addition, "Unrestricted Subsidiary" means
(i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's net worth; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that the Company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money. Any such designation by the Board of Directors shall be evidenced to the Senior Subordinated Note Trustee by filing with the Senior Subordinated Note Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07 hereof.

         "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Company.

SECTION 1.02.     OTHER DEFINITIONS.

                                                                 Defined in
Term                                                                Section

"AFFILIATE TRANSACTION" .............................................. 4.11
"AUTHENTICATION ORDER"................................................ 2.02
"CALCULATION DATE".................................................... 1.01
"CHANGE OF CONTROL OFFER"............................................. 4.15
"CHANGE OF CONTROL PAYMENT" .......................................... 4.15
"CHANGE OF CONTROL PAYMENT DATE"...................................... 4.15
"COVENANT DEFEASANCE"................................................. 8.03
"DTC"................................................................. 2.03
"EVENT OF DEFAULT".................................................... 6.01
"EXCESS PROCEEDS" .................................................... 4.10
"INCUR"............................................................... 4.09
"INVESTMENT GRADE RATINGS"............................................ 4.20
"LEGAL DEFEASANCE".................................................... 8.02
"LONG-TERM CREDIT AGREEMENT".......................................... 1.01
"MOODY'S"............................................................. 4.20
"OFFER AMOUNT"........................................................ 3.09
"OFFER PERIOD"........................................................ 3.09
"OTHER INDEBTEDNESS".................................................. 4.16
"PAYING AGENT"........................................................ 2.03
"PAYMENT BLOCKAGE NOTICE".............................................10.03
"PAYMENT DEFAULt"..................................................... 6.01
"PERMITTED DEBT"...................................................... 4.09
"PURCHASE DATE"....................................................... 3.09
"RATING AGENCIES"..................................................... 4.20
"REGISTRAR"........................................................... 2.03
"RESTRICTED PAYMENTS"................................................. 4.07
"S&P"................................................................. 4.20
"SENIOR SUBORDINATED ASSET SALE OFFER"................................ 4.10
"SHORT-TERM CREDIT AGREEMENT"......................................... 1.01
"SUSPENDED COVENANTS"................................................. 4.20
"SUSPENSION PERIOD"................................................... 4.20


SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Senior Subordinated Note Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Senior Subordinated Note Indenture.

         The following TIA terms used in this Senior Subordinated Note Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Senior Subordinated Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Senior Subordinated Note;

                  "INDENTURE TO BE QUALIFIED" means this Senior Subordinated
Note Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Senior Subordinated Note Trustee; and

                  "OBLIGOR" on the Senior Subordinated Notes and the Subordinated Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Senior Subordinated Notes and the Subordinated Subsidiary Guarantees, respectively.

         All other terms used in this Senior Subordinated Note Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2
                         THE SENIOR SUBORDINATED NOTES

SECTION 2.01.     FORM AND DATING.

         (a) General. The Senior Subordinated Notes and the Senior Subordinated Note Trustee's certificate of authentication shall be substantially in the form of Exhibits A1 and A2 hereto. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Subordinated Note shall be dated the date of its authentication. The Senior Subordinated Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are hereby expressly made, a part of this Senior Subordinated Note Indenture and the Company, the Guarantors and the Senior Subordinated Note Trustee, by their execution and delivery of this Senior Subordinated Note Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Subordinated Note conflicts with the express provisions of this Senior Subordinated Note Indenture, the provisions of this Senior Subordinated Note Indenture shall govern and be controlling.

         (b) Global Senior Subordinated Notes. Senior Subordinated Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Senior Subordinated Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto). Senior Subordinated Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Senior Subordinated Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto). Each Global Senior Subordinated Note shall represent such of the outstanding Senior Subordinated Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Senior Subordinated Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby shall be made by the Senior Subordinated Note Trustee or the Custodian, at the direction of the Senior Subordinated Note Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

         (c) Temporary Global Senior Subordinated Notes. Senior Subordinated Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Senior Subordinated Note, which shall be deposited on behalf of the purchasers of the Senior Subordinated Notes represented thereby with the Senior Subordinated Note Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Senior Subordinated Note Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Senior Subordinated Note Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Senior Subordinated Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Senior Subordinated Note or an IAI Global Senior Subordinated Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Senior Subordinated Note shall be exchanged for beneficial interests in Regulation S Permanent Global Senior Subordinated Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Senior Subordinated Notes, the Senior Subordinated Note Trustee shall cancel the Regulation S Temporary Global Senior Subordinated Note. The aggregate principal amount of the Regulation S Temporary Subordinated Note and the Regulation S Permanent Global Senior Subordinated Notes may from time to time be increased or decreased by adjustments made on the records of the Senior Subordinated Note Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Senior Subordinated Note and the Regulation S Permanent Global Senior Subordinated Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Senior Subordinated Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time a Senior Subordinated
Note is authenticated, the Senior Subordinated Note shall nevertheless be valid.

         A Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Senior Subordinated Note Trustee. The signature shall be conclusive evidence that the Senior Subordinated Note has been authenticated under this Senior Subordinated Note Indenture.

         The Senior Subordinated Note Trustee shall, upon a written order of the Company signed by one Officer (an "AUTHENTICATION ORDER"), authenticate Senior Subordinated Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Subordinated Notes. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Senior Subordinated Note Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Subordinated Notes. An authenticating agent may authenticate Senior Subordinated Notes whenever the Senior Subordinated Note Trustee may do so. Each reference in this Senior Subordinated Note Indenture to authentication by the Senior Subordinated Note Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Senior Subordinated Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Senior Subordinated Note Trustee in writing of the name and address of any Agent not a party to this Senior Subordinated Note Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Senior Subordinated Note Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Senior Subordinated Notes.

         The Company initially appoints the Senior Subordinated Note Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Senior Subordinated Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Senior Subordinated Note Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Senior Subordinated Note Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Subordinated Notes, and will notify the Senior Subordinated Note Trustee of any default by the Company in making any such payment. While any such default continues, the Senior Subordinated Note Trustee may require a Paying Agent to pay all money held by it to the Senior Subordinated Note Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Senior Subordinated Note Trustee. Upon payment over to the Senior Subordinated Note Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Senior Subordinated Note Trustee shall serve as Paying Agent for the Senior Subordinated Notes.

SECTION 2.05.     HOLDER LISTS.

         The Senior Subordinated Note Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Senior Subordinated Note Trustee is not the Registrar, the Company shall furnish to the Senior Subordinated Note Trustee at least seven Business Days before each interest payment date and at such other times as the Senior Subordinated Note Trustee may request in writing, a list in such form and as of such date as the Senior Subordinated Note Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Notes, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Senior Subordinated Notes. A Global Senior Subordinated Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Senior Subordinated Notes will be exchanged by the Company for Definitive Senior Subordinated Notes if (i) the Company delivers to the Senior Subordinated Note Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Senior Subordinated Notes (in whole but not in part) should be exchanged for Definitive Senior Subordinated Notes and delivers a written notice to such effect to the Senior Subordinated Note Trustee; provided that in no event shall the Regulation S Temporary Global Senior Subordinated Note be exchanged by the Company for Definitive Senior Subordinated Notes prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Senior Subordinated Notes shall be issued in such names as the Depositary shall instruct the Senior Subordinated Note Trustee. Global Senior Subordinated Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Senior Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Senior Subordinated Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Senior Subordinated Note. A Global Senior Subordinated Note may not be exchanged for another Senior Subordinated Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Senior Subordinated Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Senior Subordinated Notes. The transfer and exchange of beneficial interests in the Global Senior Subordinated Notes shall be effected through the Depositary, in accordance with the provisions of this Senior Subordinated Note Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Senior Subordinated Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Senior Subordinated Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Senior Subordinated Note. Beneficial interests in any Restricted Global Senior Subordinated Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Senior Subordinated Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Senior Subordinated Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Senior Subordinated Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Senior Subordinated Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Senior Subordinated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Senior Subordinated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Senior Subordinated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Senior Subordinated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Senior Subordinated Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Senior Subordinated Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Senior Subordinated Notes contained in this Senior Subordinated Note Indenture and the Senior Subordinated Notes or otherwise applicable under the Securities Act, the Senior Subordinated Note Trustee shall adjust the principal amount of the relevant Global Senior Subordinated Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Senior Subordinated Note. A beneficial interest in any Restricted Global Senior Subordinated Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Senior Subordinated Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the
                  form of a beneficial interest in the 144A Global Senior Subordinated Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the
                  form of a beneficial interest in the Regulation S Temporary Global Senior Subordinated Note or the Regulation S Global Senior Subordinated Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the
                  form of a beneficial interest in the IAI Global Senior Subordinated Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Senior Subordinated Note for Beneficial Interests in the Unrestricted Global Senior Subordinated Note. A beneficial interest in any Restricted Global Senior Subordinated Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Subordinated Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Subordinated Notes or
                  (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Subordinated Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Subordinated Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                               (1) if the holder of such beneficial interest
                                   in a Restricted Global Senior Subordinated
                                   Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Senior Subordinated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                               (2) if the holder of such beneficial interest
                                   in a Restricted Global Senior Subordinated
                                   Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                               If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Senior Subordinated Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Senior Subordinated Note Trustee shall authenticate one or more Unrestricted
                               Global Senior Subordinated Notes in an
                               aggregate principal amount equal to the
                               aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                               Beneficial interests in an Unrestricted
                               Global Senior Subordinated Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Senior Subordinated Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Senior Subordinated Notes.

                  (i) Beneficial Interests in Restricted Global Senior Subordinated Notes to Restricted Definitive Senior Subordinated Notes. If any holder of a beneficial interest in a Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Restricted Definitive Senior Subordinated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Senior Subordinated Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Restricted Definitive Senior Subordinated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Senior Subordinated Note Trustee shall cause the aggregate principal amount of the applicable Global Senior Subordinated Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Senior Subordinated Note Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Senior Subordinated Note in the appropriate principal amount. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest in a Restricted Global Senior Subordinated Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Senior Subordinated Note Trustee shall deliver such Definitive Senior Subordinated Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest in a Restricted Global Senior Subordinated Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Senior Subordinated Note may not be exchanged for a Definitive Senior Subordinated Note or transferred to a Person who takes delivery thereof in the form of a Definitive Senior Subordinated Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (ii) Beneficial Interests in Restricted Global Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. A holder of a beneficial interest in a Restricted Global Senior Subordinated Note may exchange such beneficial interest for an Unrestricted Definitive Senior Subordinated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Subordinated Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Subordinated Notes or
                  (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Subordinated Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Subordinated Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                               (1) if the holder of such beneficial interest in a Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Definitive Senior Subordinated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                               (2) if the holder of such beneficial interest in a Restricted Global Senior Subordinated Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Senior Subordinated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. If any holder of a beneficial interest in an Unrestricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Definitive Senior Subordinated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Senior Subordinated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Senior Subordinated Note Trustee shall cause the aggregate principal amount of the applicable Global Senior Subordinated Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Senior Subordinated Note Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Senior Subordinated Note in the appropriate principal amount. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Senior Subordinated Note Trustee shall deliver such Definitive Senior Subordinated Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Senior Subordinated Notes for Beneficial Interests.

                  (i) Restricted Definitive Senior Subordinated Notes to Beneficial Interests in Restricted Global Senior Subordinated Notes. If any Holder of a Restricted Definitive Senior Subordinated Note proposes to exchange such Senior Subordinated Note for a beneficial interest in a Restricted Global Senior Subordinated Note or to transfer such Restricted Definitive Senior Subordinated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Senior Subordinated Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive
                  Senior Subordinated Note proposes to exchange such Senior Subordinated Note for a beneficial interest in a Restricted Global Senior Subordinated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Senior
                  Subordinated Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Senior
                  Subordinated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Senior
                  Subordinated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                  (3)(a) thereof;

                           (E) if such Restricted Definitive Senior
                  Subordinated Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Senior
                  Subordinated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                  (3)(b) thereof; or

                           (G) if such Restricted Definitive Senior
                  Subordinated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Senior Subordinated Note Trustee shall cancel the Restricted Definitive Senior Subordinated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Senior Subordinated Note, in the case of clause (B) above, the 144A Global Senior Subordinated Note, in the case of clause (c) above, the Regulation S Global Senior Subordinated Note, and in all other cases, the IAI Global Senior Subordinated Note.

                  (ii) Restricted Definitive Senior Subordinated Notes to Beneficial Interests in Unrestricted Global Senior Subordinated Notes. A Holder of a Restricted Definitive Senior Subordinated Note may exchange such Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transfer such Restricted Definitive Senior Subordinated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Subordinated Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Subordinated Notes or
                  (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Subordinated Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Subordinated Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                (1)  if the Holder of such Definitive Senior
                                     Subordinated Notes proposes to exchange
                                     such Senior Subordinated Notes for a
                                     beneficial interest in the Unrestricted
                                     Global Senior Subordinated Note, a
                                     certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                (2)  if the Holder of such Definitive Senior
                                     Subordinated Notes proposes to transfer
                                     such Senior Subordinated Notes to a
                                     Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Senior Subordinated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Senior Subordinated Note Trustee shall cancel the Definitive Senior Subordinated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Senior Subordinated Note.

                  (iii) Unrestricted Definitive Senior Subordinated Notes to Beneficial Interests in Unrestricted Global Senior Subordinated Notes. A Holder of an Unrestricted Definitive Senior Subordinated Note may exchange such Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transfer such Definitive Senior Subordinated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note at any time. Upon receipt of a request for such an exchange or transfer, the Senior Subordinated Note Trustee shall cancel the applicable Unrestricted Definitive Senior Subordinated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Senior Subordinated Notes.

         If any such exchange or transfer from a Definitive Senior Subordinated Note to a beneficial interest is effected pursuant to subparagraphs
         (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Senior Subordinated Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
         Section 2.02 hereof, the Senior Subordinated Note Trustee shall authenticate one or more Unrestricted Global Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of Definitive Senior Subordinated Notes so transferred.

         (e) Transfer and Exchange of Definitive Senior Subordinated Notes for Definitive Senior Subordinated Notes. Upon request by a Holder of Definitive Senior Subordinated Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Senior Subordinated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Senior Subordinated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Senior Subordinated Notes to Restricted Definitive Senior Subordinated Notes. Any Restricted Definitive Senior Subordinated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Senior Subordinated Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule
                  903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. Any Restricted Definitive Senior Subordinated Note may be exchanged by the Holder thereof for an Unrestricted Definitive Senior Subordinated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Subordinated Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Subordinated Notes or
                  (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Subordinated Registration Rights Agreement;

                           (C) any such transfer is effected by a
                  Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Subordinated Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                (1)  if the Holder of such Restricted
                                     Definitive Senior Subordinated Notes
                                     proposes to exchange such Senior
                                     Subordinated Notes for an Unrestricted
                                     Definitive Senior Subordinated Note, a
                                     certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                (2)  if the Holder of such Restricted
                                     Definitive Senior Subordinated Notes
                                     proposes to transfer such Senior
                                     Subordinated Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Senior
                                     Subordinated Note, a certificate from
                                     such Holder in the form of Exhibit B
                                     hereto, including the certifications in
                                     item (4) thereof;

                                     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. A Holder of Unrestricted Definitive Senior Subordinated Notes may transfer such Senior Subordinated Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Senior Subordinated Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Subordinated Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02, the Senior Subordinated Note Trustee shall authenticate (i) one or more Unrestricted Subordinated Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Senior Subordinated Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers,
(y) they are not participating in a distribution of the Exchange Senior Subordinated Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Senior Subordinated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Subordinated Notes, the Senior Subordinated Note Trustee shall cause the aggregate principal amount of the applicable Restricted Global Senior Subordinated Notes to be reduced accordingly, and the Company shall execute and the Senior Subordinated Note Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Senior Subordinated Notes so accepted Definitive Senior Subordinated Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Subordinated Notes and Definitive Senior Subordinated Notes issued under this Senior Subordinated Note Indenture unless specifically stated otherwise in the applicable provisions of this Senior Subordinated Note Indenture.

                  (i) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Senior Subordinated Note and each Definitive Senior Subordinated Note (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                           "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                           (B) Notwithstanding the foregoing, any Global
                  Senior Subordinated Note or Definitive Senior Subordinated
                  Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
                  (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
                  this Section 2.06 (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Senior Subordinated Note Legend. Each Global Senior Subordinated Note shall bear a legend in substantially the following form:

                           "THIS GLOBAL SENIOR SUBORDINATED NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR SUBORDINATED NOTE INDENTURE GOVERNING THIS SENIOR SUBORDINATED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SENIOR SUBORDINATED NOTE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SENIOR SUBORDINATED NOTE INDENTURE, (II) THIS GLOBAL SENIOR SUBORDINATED NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
                           SECTION 2.06(a) OF THE SENIOR SUBORDINATED NOTE INDENTURE, (III) THIS GLOBAL SENIOR SUBORDINATED NOTE MAY BE DELIVERED TO THE SENIOR SUBORDINATED NOTE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
                           2.11 OF THE SENIOR SUBORDINATED NOTE INDENTURE AND
                           (IV) THIS GLOBAL SENIOR SUBORDINATED NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Regulation S Temporary Global Senior Subordinated Note Legend. The Regulation S Temporary Global Senior Subordinated Note shall bear a legend in substantially the following form:

                           "THE RIGHTS ATTACHING TO THIS REGULATION S
                           TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR SUBORDINATED NOTES, ARE AS SPECIFIED IN THE SENIOR SUBORDINATED NOTE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Senior Subordinated Notes. At such time as all beneficial interests in a particular Global Senior Subordinated Note have been exchanged for Definitive Senior Subordinated Notes or a particular Global Senior Subordinated Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Senior Subordinated Note shall be returned to or retained and canceled by the Senior Subordinated Note Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Senior Subordinated Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Senior Subordinated Note or for Definitive Senior Subordinated Notes, the principal amount of Senior Subordinated Notes represented by such Global Senior Subordinated Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Subordinated Note by the Senior Subordinated Note Trustee or by the Depositary at the direction of the Senior Subordinated Note Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Senior Subordinated Note, such other Global Senior Subordinated Note shall be increased accordingly and an endorsement shall be made on such Global Senior Subordinated Note by the Senior Subordinated Note Trustee or by the Depositary at the direction of the Senior Subordinated Note Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Senior Subordinated Note Trustee shall authenticate Global Senior Subordinated Notes and Definitive Senior Subordinated Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Senior Subordinated Note or to a Holder of a Definitive Senior Subordinated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Subordinated Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

                  (iv) All Global Senior Subordinated Notes and Definitive Senior Subordinated Notes issued upon any registration of transfer or exchange of Global Senior Subordinated Notes or Definitive Senior Subordinated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Senior Subordinated Note Indenture, as the Global Senior Subordinated Notes or Definitive Senior Subordinated Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Senior Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part or (C) to register the transfer of or to exchange a Senior Subordinated Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Senior Subordinated Note, the Senior Subordinated Note Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Notes and for all other purposes, and none of the Senior Subordinated Note Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Senior Subordinated Note Trustee shall authenticate Global Senior Subordinated Notes and Definitive Senior Subordinated Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.     REPLACEMENT SENIOR SUBORDINATED NOTES.

         If any mutilated Senior Subordinated Note is surrendered to the Senior Subordinated Note Trustee or the Company and the Senior Subordinated Note Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Subordinated Note, the Company shall issue and the Senior Subordinated Note Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Subordinated Note if the Senior Subordinated Note Trustee's requirements are met. If required by the Senior Subordinated Note Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Senior Subordinated Note Trustee and the Company to protect the Company, the Senior Subordinated Note Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Subordinated Note is replaced. The Company may charge for its expenses in replacing a Senior Subordinated Note.

         Every replacement Senior Subordinated Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Senior Subordinated Note Indenture equally and proportionately with all other Senior Subordinated Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING SENIOR SUBORDINATED NOTES.

         The Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes authenticated by the Senior Subordinated Note Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Subordinated Note effected by the Senior Subordinated Note Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Subordinated Note.

         If a Senior Subordinated Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Senior Subordinated Note Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser.

         If the principal amount of any Senior Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Subordinated Notes payable on that date, then on and after that date such Senior Subordinated Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.     TREASURY SENIOR SUBORDINATED NOTES.

         In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Senior Subordinated Note Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes that a Responsible Officer of the Senior Subordinated Note Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY SENIOR SUBORDINATED NOTES.

         Until certificates representing Senior Subordinated Notes are ready for delivery, the Company may prepare and the Senior Subordinated Note Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Subordinated Notes. Temporary Senior Subordinated Notes shall be substantially in the form of certificated Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes and as shall be reasonably acceptable to the Senior Subordinated Note Trustee. Without unreasonable delay, the Company shall prepare and the Senior Subordinated Note Trustee shall authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes.

         Holders of temporary Senior Subordinated Notes shall be entitled to all of the benefits of this Senior Subordinated Note Indenture.

SECTION 2.11.     CANCELLATION.

         The Company at any time may deliver Senior Subordinated Notes to the Senior Subordinated Note Trustee for cancellation. The Registrar and Paying Agent shall forward to the Senior Subordinated Note Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Senior Subordinated Note Trustee and no one else shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Senior Subordinated Notes to the Company. The Company may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has paid or that have been delivered to the Senior Subordinated Note Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof. The Company shall notify the Senior Subordinated Note Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Subordinated Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Senior Subordinated Note Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.     CUSIP NUMBER.

         The Company in issuing the Senior Subordinated Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Senior Subordinated Note Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Senior Subordinated Note Trustee of any change in the CUSIP numbers.

                                  ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01.     NOTICES TO SENIOR SUBORDINATED NOTE TRUSTEE.

         If the Company elects to redeem Senior Subordinated Notes pursuant to the redemption provisions of Section 3.07 hereof, it shall furnish to the Senior Subordinated Note Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Senior Subordinated Note Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Subordinated Notes to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Senior Subordinated Notes to be redeemed.

SECTION 3.02.     SELECTION OF SENIOR SUBORDINATED NOTES TO BE REDEEMED.

         If less than all of the Senior Subordinated Notes are to be redeemed or purchased in an offer to purchase at any time, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes to be redeemed or purchased among the Holders of the Senior Subordinated Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Notes are listed or, if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Senior Subordinated Note Trustee shall deem fair and appropriate; provided that no Senior Subordinated Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Senior Subordinated Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Senior Subordinated Note Trustee from the outstanding Senior Subordinated Notes not previously called for redemption.

         The Senior Subordinated Note Trustee shall promptly notify the Company in writing of the Senior Subordinated Notes selected for redemption and, in the case of any Senior Subordinated Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Subordinated Notes and portions of Senior Subordinated Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Subordinated Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Senior Subordinated Note Indenture that apply to Senior Subordinated Notes called for redemption also apply to portions of Senior Subordinated Notes called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address.

         The notice shall identify the Senior Subordinated Notes to be redeemed, including the CUSIP numbers, and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Senior Subordinated Note is being redeemed in part, the portion of the principal amount of such Senior Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Subordinated Note;

         (d) the name and address of the Paying Agent;

         (e) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Senior Subordinated Notes and/or Section of this Senior Subordinated Note Indenture pursuant to which the Senior Subordinated Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes.

         At the Company's request, the Senior Subordinated Note Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Senior Subordinated Note Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Senior Subordinated Note Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Subordinated Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

         One Business Day prior to the redemption date, the Company shall deposit with the Senior Subordinated Note Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes to be redeemed on that date. The Senior Subordinated Note Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Senior Subordinated Note Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Subordinated Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Subordinated Notes or the portions of Senior Subordinated Notes called for redemption. If a Senior Subordinated Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Subordinated Note was registered at the close of business on such record date. If any Senior Subordinated Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof.

SECTION 3.06.     SENIOR SUBORDINATED NOTES REDEEMED IN PART.

         Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Senior Subordinated Note Trustee shall authenticate for the Holder at the expense of the Company a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the Senior Subordinated Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

         (a) The Senior Subordinated Notes will not be subject to redemption at the option of the Company prior to August 1, 2003. Thereafter, the Senior Subordinated Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

         YEAR                                               PERCENTAGE

         2003                                                104.125%
         2004                                                102.750%
         2005                                                101.375%
         2006 and thereafter                                 100.000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, during the first 36 months after August 5, 1998, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under this Senior Subordinated Note Indenture at a redemption price of 108.250% of the principal amount thereof, plus in such case accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering; provided that at least 65% of the aggregate principal amount of Senior Subordinated Notes issued remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.     MANDATORY REDEMPTION.

         Except as set forth in Sections 3.09, 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

SECTION 3.09.     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence a Senior Subordinated Asset Sale Offer, it shall follow the procedures specified below.

         The Senior Subordinated Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Senior Subordinated Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered in response to the Senior Subordinated Asset Sale Offer. Payment for any Senior Subordinated Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Subordinated Notes pursuant to the Senior Subordinated Asset Sale Offer.

         Upon the commencement of a Senior Subordinated Asset Sale Offer, the Company shall send, by first class mail, a notice to the Senior Subordinated Note Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to the Senior Subordinated Asset Sale Offer. The Senior Subordinated Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Senior Subordinated Asset Sale Offer, shall state:

         (a) that the Senior Subordinated Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Senior Subordinated Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Senior Subordinated Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

         (e) that Holders electing to have a Senior Subordinated Note purchased pursuant to a Senior Subordinated Asset Sale Offer may only elect to have all of such Senior Subordinated Note purchased and may not elect to have only a portion of such Senior Subordinated Note purchased;

         (f) that Holders electing to have a Senior Subordinated Note purchased pursuant to any Senior Subordinated Asset Sale Offer shall be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Note purchased;

         (h) that, if the aggregate principal amount of Senior Subordinated Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Subordinated Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Subordinated Notes or portions thereof tendered pursuant to the Senior Subordinated Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered, and shall deliver to the Senior Subordinated Note Trustee an Officers' Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Subordinated Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Subordinated Note, and the Senior Subordinated Note Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Subordinated Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Senior Subordinated Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.     PAYMENT OF SENIOR SUBORDINATED NOTES.

         The Company or a Guarantor shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Subordinated Registration Rights Agreement.

         The Company or a Guarantor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Senior Subordinated Note Trustee or an affiliate of the Senior Subordinated Note Trustee, Registrar or co-registrar) where Senior Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Subordinated Notes and this Senior Subordinated Note Indenture may be served. The Company shall give prompt written notice to the Senior Subordinated Note Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Senior Subordinated Note Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Administration Office of the Senior Subordinated Note Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Senior Subordinated Note Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Senior Subordinated Note Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.     REPORTS.

         (a) Whether or not the Company is required by the rules and regulations of the SEC, so long as any Senior Subordinated Notes are outstanding, the Company will furnish to each of the Holders of Senior Subordinated Notes and the Senior Subordinated Note Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and any consolidated Restricted Subsidiaries and, with respect to the annual information only, reports thereon by the Company's independent public accountants (which shall be firm(s) of established national reputation) and
(ii) all information that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such information and reports shall be filed with the SEC (unless the SEC will not accept such a filing) on or prior to the dates on which such filings would have been required to be made had the Company been subject to the rules and regulations of the SEC. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a). Delivery of such reports, information and documents to the Senior Subordinated Note Trustee is for informational purposes only and the Senior Subordinated Note Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Senior Subordinated Note Trustee is entitled to rely exclusively on Officers' Certificates).

         (b) For so long as any Senior Subordinated Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.     COMPLIANCE CERTIFICATE.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Senior Subordinated Note Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Senior Subordinated Note Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Senior Subordinated Note Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Senior Subordinated Note Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Subordinated Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Senior Subordinated Notes are outstanding, deliver to the Senior Subordinated Note Trustee, as soon as possible, but in no event later than five days after any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.     TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Senior Subordinated Note Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Senior Subordinated Note Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     RESTRICTED PAYMENTS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any subordinated Indebtedness, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the date of this Senior Subordinated Note Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v) or
(x) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the date of this Senior Subordinated Note Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Net Cash Proceeds or the fair market value of property other than cash received by the Company as a contribution to its common equity capital or from the issue or sale since the date of this Senior Subordinated Note Indenture of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent not already included in Consolidated Net Income of the Company for such period and without duplication, any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of this Senior Subordinated Note Indenture is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to the date of this Senior Subordinated Note Indenture is sold for cash or otherwise liquidated or repaid for cash, 100% of the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary (less the cost of disposition, if any) and 50% of the excess of the fair market value of the Company's Investment in such Unrestricted Subsidiary as of the date of such redesignation over the amount of the Restricted Investment that reduced this clause (c); provided further, that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

                  The foregoing provisions shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Senior Subordinated Note Indenture;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness which is subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph;

                  (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests so long as the Company or such Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

                  (v) the payment of dividends on the Company's Common Stock and Series B ESOP Convertible Preferred Stock of up to a combined amount of $25.0 million per annum; provided that any amount not utilized by the Company to pay dividends in any calendar year will not be carried forward to any subsequent year;

                  (vi) (a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company that are held by any member of the Company's (or any of its Restricted Subsidiaries) management pursuant to any management equity subscription agreement or stock option agreement or (b) the repurchase of Equity Interests of the Company or any Restricted Subsidiary of the Company held by employee benefits plans (whether directly or for employees, directors or former directors) pursuant to the terms of agreements (other than management equity subscription agreements or stock option agreements) approved by the Company's Board of Directors; provided that, in the case of foregoing clause
         (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10.0 million in the aggregate since the date of this Senior Subordinated Note Indenture and, in the case of foregoing clause (b), the aggregate purchase price paid for all such repurchased Equity Interests shall not exceed $15.0 million in any twelve-month period;

                  (vii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

                  (viii) other Restricted Payments in an aggregate amount since the date of this Senior Subordinated Note Indenture not to exceed $50.0 million under this clause (viii);

provided that, with respect to clauses (ii), (iii), (v), (vi) and (viii) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction or as a consequence thereof.

         As of the date of this Senior Subordinated Note Indenture, all of the Company's Subsidiaries other than the FTB Group, Ball Capital Corp. and the Excluded Subsidiaries will be Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Senior Subordinated Note Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (ii) if such Subsidiary is a Domestic Subsidiary, such Subsidiary shall have executed and delivered a supplemental indenture pursuant to which it will become a Guarantor under this Senior Subordinated Note Indenture, and (iii) no Default or Event of Default would be in existence following such designation.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, pursuant to the Restricted Payment. The fair market value of any noncash Restricted Payment or any adjustment made pursuant to paragraph (c) of this Section 4.07 shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Senior Subordinated Note Trustee, such determination to be based upon an opinion or appraisal issued by an investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion or appraisal, by an appraisal firm) of national standing if such fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Senior Subordinated Note Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Senior Subordinated Note Indenture.

         If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by the Company or a Restricted Subsidiary and such amounts may be credited to clause (c) above, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

SECTION 4.08. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or the Company to (i)(x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Senior Subordinated Note Indenture, (b) the Credit Facility as in effect as of the date of this Senior Subordinated Note Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of this Senior Subordinated Note Indenture, (c) the Senior Note Indenture, this Senior Subordinated Note Indenture, the Senior Notes and the Senior Subordinated Notes, (d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Senior Subordinated Note Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Indebtedness of Guarantors, provided that such Indebtedness was permitted to be incurred pursuant to this Senior Subordinated Note Indenture, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced,
(j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limits the right of the debtor to dispose of assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture or similar agreements entered into in the ordinary course of business or (l) any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity.

SECTION 4.09.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any of the Company's Restricted Subsidiaries may incur Indebtedness if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The provisions of the first paragraph of this Section 4.09 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                  (i) the incurrence by the Company or its Restricted Subsidiaries of term Indebtedness under the Credit Facility, letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) and related Guarantees under the Credit Facility; provided that the aggregate principal amount of all term Indebtedness and letters of credit of the Company and its Restricted Subsidiaries (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under the Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
         (i) does not exceed an amount equal to $550.0 million;

                  (ii) the incurrence by the Company or its Restricted Subsidiaries of revolving credit Indebtedness under the Credit Facility, letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) and related Guarantees under the Credit Facility; provided that the aggregate principal amount of all revolving Indebtedness and letters of credit of the Company and its Restricted Subsidiaries (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under the Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii), does not exceed $700.0 million less the aggregate amount of Asset Sale proceeds applied by the Company and its Restricted Subsidiaries to permanently reduce the availability of revolving credit Indebtedness under the Credit Agreements pursuant to the provisions of Section 4.10 hereof;

                  (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iv) the incurrence by the Company and the Guarantors of Indebtedness represented by the Senior Notes, the Senior Subordinated Notes, the Senior Subsidiary Guarantees and the Subordinated Subsidiary Guarantees limited in aggregate principal amount, without duplication, to amounts outstanding under the Senior Note Indenture and this Senior Subordinated Note Indenture as of their respective dates;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause
         (v), not to exceed 5% of Total Assets;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Subordinated Note and this Senior Subordinated Note Indenture, (ii) if a Restricted Subsidiary of the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Restricted Subsidiary's Senior Subsidiary Guarantee and (iii)(A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any Indebtedness that is permitted by the terms of this Senior Subordinated Note Indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes);

                  (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in the ordinary course of business solely in respect of performance, surety and similar bonds, completion or performance guarantees or standby letters of credit issued for the purpose of supporting workers' compensation liabilities of the Company or any of its Restricted Subsidiaries, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

                  (x) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary;

                  (xi) the incurrence by a Restricted Subsidiary of the Company of Indebtedness in connection with and in contemplation of, the concurrent disposition of such Restricted Subsidiary to the stockholders of the Company; provided that such disposition occurs concurrently with such incurrence and following such disposition, neither the Company nor any of its Restricted Subsidiaries has any liability with respect to such Indebtedness;

                  (xii) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Company and its other Restricted Subsidiaries (except for Standard Securitization Undertakings and Limited Originator Recourse);

                  (xiii) the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; and

                  (xiv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiv), not to exceed $75.0 million.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this Section 4.09 as of the date of incurrence thereof, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness as of the date of incurrence thereof in any manner that complies with this Section 4.09 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.09. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.     ASSETS SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Senior Subordinated Note Trustee with respect to any Asset Sale determined to have a fair market value greater than $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the following amounts shall be deemed to be cash: (w) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (x) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Sale (to the extent of the cash received), (y) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange-of-assets transaction.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt of the Company or any Restricted Subsidiary, including, without limitation, Indebtedness under the Senior Notes and any Credit Facility (and to correspondingly permanently reduce the commitments with respect thereto in the case of revolving borrowings), (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in Permitted Businesses or (c) to an Investment in Additional Assets; provided, that the Company will have complied with clause (c) if, within 365 days of such Asset Sale, the Company shall have entered into a definitive agreement covering such Investment which is thereafter completed within 365 days after the first anniversary of such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indentures. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall be required to make an offer to all Holders of Senior Subordinated Notes and all holders of other Indebtedness that is not Senior Debt that ranks pari passu with the Senior Subordinated Notes containing provisions similar to those set forth in the Senior Subordinated Note Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (a "SENIOR SUBORDINATED ASSET SALE OFFER") to purchase the maximum principal amount of Senior Subordinated Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Senior Subordinated Note Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of a Senior Subordinated Asset Sale Offer, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Senior Subordinated
Note Indenture. If the aggregate principal amount of Senior Subordinated Notes and such other Indebtedness tendered into such Senior Subordinated Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Senior Subordinated Note Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an appraisal firm) of national standing; provided that none of the following shall be deemed to be Affiliate Transactions: (1) any employment, severance or termination agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, as the case may be, (2) transactions between or among the Company and/or its Restricted Subsidiaries, (3) transactions between or among the Company or its Restricted Subsidiaries with FTB Group and Permitted Joint Ventures on terms that are no less favorable to the Company and/or such Subsidiary than those that would have been obtained in a comparable transaction by the Company and/or such Subsidiary with an unrelated Person,
(4) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (5) Restricted Payments that are permitted by and Investments that are not prohibited by Section 4.07 hereof, (6) fees and compensation paid to members of the Board of Directors of the Company and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary, (7) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices, (8) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable and customary, shall not be deemed to be Affiliate Transactions and
(9) transactions effected as part of a Qualified Securitization Transaction.

SECTION 4.12.     LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt, or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Senior Subordinated Note Indentures and the Senior Subordinated Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13.     BUSINESS ACTIVITIES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.     CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

SECTION 4.15.     OFFER TO PURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder of Senior Subordinated Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within fifteen days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Subordinated Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Senior Subordinated Note Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control.

         (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Senior Subordinated Note Trustee the Senior Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Subordinated Notes so tendered the Change of Control Payment for such Senior Subordinated Notes, and the Senior Subordinated Note Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each such new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this
Section 4.15, but in any event within 60 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Senior Subordinated Notes required by this
Section 4.15. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above will be applicable whether or not any other provisions of this Senior Subordinated Note Indenture are applicable. Except as described above with respect to a Change of Control, this Senior Subordinated Note Indenture does not contain provisions that permit the Holders of the Senior Subordinated Notes to require that the Company repurchase or redeem the Senior Subordinated Notes in the event of a takeover, recapitalization or similar transaction.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Senior Subordinated Note Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.     ADDITIONAL SUBORDINATED SUBSIDIARY GUARANTEES.

         If the Company or any of its Domestic Subsidiaries (i) acquires or creates any Domestic Subsidiary after the date of this Senior Subordinated Indenture that is not a Guarantor or (ii) causes or permits any Foreign Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Indebtedness of the Company or any Domestic Restricted Subsidiary ("OTHER INDEBTEDNESS") then, in each case the Company shall cause such Subsidiary to simultaneously execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under the Senior Subordinated
Note Indenture; provided, however, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Senior Subordinated Notes or such Subsidiary's Guarantee of the Senior Subordinated Notes, as the case may be, such Subsidiary's Guarantee of the Senior Subordinated Notes shall be pari passu in right of payment with such Subsidiary's guarantee of the Other Indebtedness; or (ii) Senior Debt, such Subsidiary's Guarantee of the Senior Subordinated Notes shall be subordinated in right of payment to the guarantee of Other Indebtedness (which guarantee of such Senior Debt shall provide that the guarantee is senior to such Subsidiary's Guarantee of the Senior Subordinated Notes to the same extent and in the same manner as the Other Indebtedness is senior to the Senior Subordinated Notes or such Subsidiary's Guarantee of the Senior Subordinated Notes, as the case may be), provided, further, that this covenant does not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with this Senior Subordinated Note Indenture for so long as it continues to constitute an Unrestricted Subsidiary or to any Excluded Subsidiary for so long as it continues to constitute an Excluded Subsidiary.

SECTION 4.17.     PAYMENT FOR CONSENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Senior Subordinated
Note Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.     SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 hereof and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Senior Subordinated Note Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.19.     ANTI-LAYERING.

         Notwithstanding any other provision of this Senior Subordinated Note Indenture, (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable directly or indirectly for any Indebtedness (including Acquired Debt) that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Senior Subordinated Notes and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness (including Acquired Debt) that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any Subordinated Subsidiary Guarantee.

SECTION 4.20.     CERTAIN COVENANTS TO BE SUSPENDED UNDER CERTAIN CONDITIONS.

         The covenants set forth in Section 4.01 through Section 4.19, inclusive, of this Senior Subordinated Note Indenture shall be applicable to the Company (and/or its Restricted Subsidiaries, as appropriate) except that during any period of time that (i) the ratings assigned to the Senior Subordinated Notes by both Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES") are equal to or higher than BBB-- and Baa3, or the equivalents thereof, respectively (the "INVESTMENT GRADE RATINGS"), except subsequent to a Change of Control of the Company, and (ii) no Default or Event of Default shall have occurred and be continuing, the Company and its Subsidiaries will not be subject to the provisions of this Senior Subordinated Note Indenture described in Sections 4.07 through 4.11, inclusive, and Section 4.18, (collectively, the "SUSPENDED COVENANTS"). In the event that the Company is not subject to the Suspended Covenants for any period of time as a result of the preceding sentence (a "SUSPENSION PERIOD") and, subsequently, one or both Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Senior Subordinated Notes below the required Investment Grade Ratings, then, from and after the date of such withdrawal or downgrade, the Company and its Subsidiaries will again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of Section 4.07 as if such covenant had been in effect during the entire period of time from the date of this Senior Subordinated Note Indenture. Notwithstanding any other provision of this Senior Subordinated Note Indenture, the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances that were incurred or otherwise came into being during a Suspension Period shall not constitute a breach of any covenant set forth in this Senior Subordinated Note Indenture or a Default or Event of Default hereunder.

                                   ARTICLE 5
                                  SUCCESSORS

SECTION 5.01.     MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Subordinated Registration Rights Agreement, the Senior Subordinated Notes and this Senior Subordinated Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Senior Subordinated Note Trustee; (iii) immediately before and after such transaction no Default or Event of Default shall have occurred; and (iv) except in the case of a merger of the Company with or into a Subsidiary, the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or (B) the Fixed Charge Coverage Ratio for the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction. The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Senior Subordinated Note Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Senior Subordinated Note Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs if:

         (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Subordinated Notes and such default continues for a period of 30 days (whether or not prohibited by the subordination provisions of Article 10);

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the subordination provisions of Article 10);

         (c) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Section 5.01;

         (d) the Company or any of its Restricted Subsidiaries fails for 30 days after notice to comply with the provisions of Sections 4.07, 4.09, 4.10 or 4.15 hereof;

         (e) the Company or any of its Restricted Subsidiaries fails for 60 days after notice to observe or perform any other covenant, representation, warranty or other agreement in this Senior Subordinated Note Indenture or the Senior Subordinated Notes;

         (f) the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (other than a Securitization Entity) (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than a Securitization Entity)) whether such Indebtedness or guarantee now exists, or is created after the date of this Senior Subordinated Note Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $20.0 million or more;

         (g) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $20.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

         (h) the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                   (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due;

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

         (j) except as permitted by this Senior Subordinated Note Indenture, any Senior Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Senior Subsidiary Guarantee.

SECTION 6.02.     ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Senior Subordinated Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Upon any such declaration, the Senior Subordinated Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Senior Subordinated Notes shall be due and payable without further action or notice. Holders of the Senior Subordinated Notes may not enforce this Senior Subordinated Note Indenture or the Senior Subordinated Notes except as provided in this Senior Subordinated Note Indenture.

         If an Event of Default occurs prior to August 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Subordinated Notes prior to August 1, 2003, then the premium specified in this Senior Subordinated Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Subordinated Notes.

         The Company is required to deliver to the Senior Subordinated Note Trustee annually a statement regarding compliance with this Senior Subordinated
Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Senior Subordinated Note Trustee a statement specifying such Default or Event of Default.

SECTION 6.03.     OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Senior Subordinated Note Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Senior Subordinated Note Indenture.

         The Senior Subordinated Note Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Senior Subordinated Note Trustee or any Holder of a Senior Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Senior Subordinated Note Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under this Senior Subordinated Note Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Senior Subordinated Note Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Senior Subordinated Note Trustee or exercising any trust or power conferred on it. However, the Senior Subordinated Note Trustee may refuse to follow any direction that conflicts with law or this Senior Subordinated Note Indenture that the Senior Subordinated Note Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Subordinated Notes or that may involve the Senior Subordinated Note Trustee in personal liability. .

SECTION 6.06.     LIMITATION ON SUITS.

         A Holder of a Senior Subordinated Note may pursue a remedy with respect to this Senior Subordinated Note Indenture or the Senior Subordinated Notes only if:

         (a) the Holder of a Senior Subordinated Note gives to the Senior Subordinated Note Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes make a written request to the Senior Subordinated Note Trustee to pursue the remedy;

         (c) such Holder of a Senior Subordinated Note or Holders of Senior Subordinated Notes offer and, if requested, provide to the Senior Subordinated Note Trustee indemnity satisfactory to the Senior Subordinated Note Trustee against any loss, liability or expense;

         (d) the Senior Subordinated Note Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes do not give the Senior Subordinated Note Trustee a direction inconsistent with the request.

         A Holder of a Senior Subordinated Note may not use this Senior Subordinated Note Indenture to prejudice the rights of another Holder of a Senior Subordinated Note or to obtain a preference or priority over another Holder of a Senior Subordinated Note.

SECTION 6.07.     RIGHTS OF HOLDERS OF SENIOR SUBORDINATED NOTES TO
                  RECEIVE PAYMENT.

         Notwithstanding any other provision of this Senior Subordinated Note Indenture, the right of any Holder of a Senior Subordinated Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Subordinated Note, on or after the respective due dates expressed in the Senior Subordinated Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     COLLECTION SUIT BY SENIOR SUBORDINATED NOTE TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Senior Subordinated Note Trustee is authorized to recover judgment in its own name and as Senior Subordinated Note Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Subordinated Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel.

SECTION 6.09.     SENIOR SUBORDINATED NOTE TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Senior Subordinated Note Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Senior Subordinated Note Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel) and the Holders of the Senior Subordinated Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Subordinated Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Senior Subordinated Note Trustee, and in the event that the Senior Subordinated Note Trustee shall consent to the making of such payments directly to the Holders, to pay to the Senior Subordinated Note Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel, and any other amounts due the Senior Subordinated Note Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel, and any other amounts due the Senior Subordinated Note Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Senior Subordinated Note Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder, or to authorize the Senior Subordinated Note Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

         If the Senior Subordinated Note Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Senior Subordinated Note Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Senior Subordinated Note Trustee and the costs and expenses of collection;

                  Second: to Holders of Senior Subordinated Notes for amounts due and unpaid on the Senior Subordinated Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Third: to the Company.

         The Senior Subordinated Note Trustee may fix a record date and payment date for any payment to Holders of Senior Subordinated Notes pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Senior Subordinated Note Indenture or in any suit against the Senior Subordinated Note Trustee for any action taken or omitted by it as a Senior Subordinated Note Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Senior Subordinated Note Trustee, a suit by a Holder of a Senior Subordinated Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Subordinated Notes.

                                  ARTICLE 7
                       SENIOR SUBORDINATED NOTE TRUSTEE

SECTION 7.01.     DUTIES OF SENIOR SUBORDINATED NOTE TRUSTEE

         (a) If an Event of Default has occurred and is continuing, the Senior Subordinated Note Trustee shall exercise such of the rights and powers vested in it by this Senior Subordinated Note Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Senior Subordinated Note Trustee shall be determined solely by the express provisions of this Senior Subordinated Note Indenture and the Senior Subordinated Note Trustee need perform only those duties that are specifically set forth in this Senior Subordinated Note Indenture and no others, and no implied covenants or obligations shall be read into this Senior Subordinated
         Note Indenture against the Senior Subordinated Note Trustee; and

                  (ii) in the absence of bad faith on its part, the Senior Subordinated Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Senior Subordinated Note Trustee and conforming to the requirements of this Senior Subordinated Note Indenture, but in the case of any such certificates of opinions which by any provision hereof are specifically required to be furnished to the Senior Subordinated Note Trustee, the Senior Subordinated Note Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Senior Subordinated Note Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Senior Subordinated Note Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Senior Subordinated Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Senior Subordinated Note Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Senior Subordinated Note Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
         Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Senior Subordinated Note Indenture that in any way relates to the Senior Subordinated Note Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

         (e) No provision of this Senior Subordinated Note Indenture shall require the Senior Subordinated Note Trustee to expend or risk its own funds or incur any liability. The Senior Subordinated Note Trustee shall be under no obligation to exercise any of its rights and powers under this Senior Subordinated Note Indenture at the request of any Holders, unless such Holder shall have offered to the Senior Subordinated Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Senior Subordinated Note Trustee shall not be liable for interest on any money received by it except as the Senior Subordinated Note Trustee may agree in writing with the Company. Money held in trust by the Senior Subordinated Note Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF SENIOR SUBORDINATED NOTE TRUSTEE.

         (a) The Senior Subordinated Note Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Senior Subordinated Note Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Senior Subordinated Note Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Senior Subordinated Note Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Senior Subordinated Note Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Senior Subordinated Note Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Senior Subordinated Note Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Senior Subordinated Note Indenture.

         (e) Unless otherwise specifically provided in this Senior Subordinated Note Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or Guarantor issuing such demand, request or notice.

         (f) The Senior Subordinated Note Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Senior Subordinated Note Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Senior Subordinated Note Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.     INDIVIDUAL RIGHTS OF SENIOR SUBORDINATED NOTE TRUSTEE.

         The Senior Subordinated Note Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Senior Subordinated Note Trustee. The Senior Subordinated Note Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     SENIOR SUBORDINATED NOTE TRUSTEE'S DISCLAIMER.

         The Senior Subordinated Note Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Senior Subordinated Note Indenture or the Senior Subordinated Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Subordinated Notes or any money paid to the Company or upon the Company's direction under any provision of this Senior Subordinated Note Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Senior Subordinated Note Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Subordinated Notes or any other document in connection with the sale of the Senior Subordinated Notes or pursuant to this Senior Subordinated Note Indenture other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Senior Subordinated Note Trustee, the Senior Subordinated Note Trustee shall mail to Holders of Senior Subordinated Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Subordinated Note, the Senior Subordinated Note Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Notes.

SECTION 7.06. REPORTS BY SENIOR SUBORDINATED NOTE TRUSTEE TO HOLDERS OF THE SENIOR SUBORDINATED NOTES.

         Within 60 days after each August 1 beginning with the August 1 following the date of this Senior Subordinated Note Indenture, and for so long as Senior Subordinated Notes remain outstanding, the Senior Subordinated Note Trustee shall mail to the Holders of the Senior Subordinated Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Senior Subordinated Note Trustee also shall comply with TIA ss. 313(b)(2). The Senior Subordinated Note Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Senior Subordinated Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Senior Subordinated Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Senior Subordinated Note Trustee when the Senior Subordinated Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

         The Company and the Guarantors shall pay to the Senior Subordinated Note Trustee from time to time such compensation as agreed upon in writing for its acceptance of this Senior Subordinated Note Indenture and services hereunder. The Senior Subordinated Note Trustee's compensation shall not be limited by any law on compensation of a Senior Subordinated Note Trustee of an express trust. The Company and the Guarantors shall reimburse the Senior Subordinated Note Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Senior Subordinated Note Trustee's agents and counsel.

         The Company and the Guarantors shall indemnify the Senior Subordinated Note Trustee against any and all losses, liabilities, claims, damages or expenses (including taxes other than taxes based upon the income of the Senior Note Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Senior Subordinated
Note Indenture, including the costs and expenses of enforcing this Senior Subordinated Note Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company and the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Senior Subordinated Note Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Senior Subordinated Note Trustee to so notify the Company shall not relieve the Company and the Guarantors of its obligations hereunder. The Company shall defend the claim and the Senior Subordinated Note Trustee shall cooperate in the defense. The Senior Subordinated Note Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Senior Subordinated
Note Indenture.

         To secure the Company's and the Guarantors' payment obligations in this Section, the Senior Subordinated Note Trustee shall have a Lien prior to the Senior Subordinated Notes on all money or property held or collected by the Senior Subordinated Note Trustee, except that held in trust to pay principal and interest on particular Senior Subordinated Notes. Such Lien shall survive the satisfaction and discharge of this Senior Subordinated Note Indenture.

         When the Senior Subordinated Note Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Senior Subordinated Note Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.     REPLACEMENT OF SENIOR SUBORDINATED NOTE TRUSTEE.

         A resignation or removal of the Senior Subordinated Note Trustee and appointment of a successor Senior Subordinated Note Trustee shall become effective only upon the successor Senior Subordinated Note Trustee's acceptance of appointment as provided in this Section.

         The Senior Subordinated Note Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Senior Subordinated Notes of a majority in principal amount of the then outstanding Senior Subordinated Notes may remove the Senior Subordinated Note Trustee by so notifying the Senior Subordinated Note Trustee and the Company in writing. The Company may remove the Senior Subordinated Note Trustee if:

         (a) the Senior Subordinated Note Trustee fails to comply with Section
7.10 hereof;

         (b) the Senior Subordinated Note Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Senior Subordinated Note Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Senior Subordinated Note Trustee or its property; or

         (d) the Senior Subordinated Note Trustee becomes incapable of acting.

         If the Senior Subordinated Note Trustee resigns or is removed or if a vacancy exists in the office of Senior Subordinated Note Trustee for any reason, the Company shall promptly appoint a successor Senior Subordinated Note Trustee. Within one year after the successor Senior Subordinated Note Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may appoint a successor Senior Subordinated Note Trustee to replace the successor Senior Subordinated Note Trustee appointed by the Company.

         If a successor Senior Subordinated Note Trustee does not take office within 60 days after the retiring Senior Subordinated Note Trustee resigns or is removed, the retiring Senior Subordinated Note Trustee, the Company, or the Holders of Senior Subordinated Notes of at least 10% in principal amount of the then outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Senior Subordinated Note Trustee.

         If the Senior Subordinated Note Trustee, after written request by any Holder of a Senior Subordinated Note who has been a Holder of a Senior Subordinated Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Subordinated Note may petition at the expense of the Company any court of competent jurisdiction for the removal of the Senior Subordinated Note Trustee and the appointment of a successor Senior Subordinated Note Trustee.

         A successor Senior Subordinated Note Trustee shall deliver a written acceptance of its appointment to the retiring Senior Subordinated Note Trustee and to the Company. Thereupon, the resignation or removal of the retiring Senior Subordinated Note Trustee shall become effective, and the successor Senior Subordinated Note Trustee shall have all the rights, powers and duties of the Senior Subordinated Note Trustee under this Senior Subordinated Note Indenture. The successor Senior Subordinated Note Trustee shall mail a notice of its succession to Holders of the Senior Subordinated Notes. The retiring Senior Subordinated Note Trustee shall promptly transfer all property held by it as Senior Subordinated Note Trustee to the successor Senior Subordinated Note Trustee, provided all sums owing to the Senior Subordinated Note Trustee (including its agents and/or counsel) hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Senior Subordinated Note Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Senior Subordinated Note Trustee.

SECTION 7.09.     SUCCESSOR SENIOR SUBORDINATED NOTE TRUSTEE BY MERGER, ETC.

         If the Senior Subordinated Note Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Senior Subordinated Note Trustee.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Senior Subordinated Note Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Senior Subordinated Note Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

         This Senior Subordinated Note Indenture shall always have a Senior Subordinated Note Trustee who satisfies the requirements of TIA ss. 310(a)(1),
(2) and (5). The Senior Subordinated Note Trustee is subject to TIA ss.
310(b).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Senior Subordinated Note Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Senior Subordinated Note Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12. SENIOR SUBORDINATED NOTE TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.

         Any application by the Senior Subordinated Note Trustee for written instructions from the Company may, at the option of the Senior Subordinated Note Trustee, set forth in writing any action proposed to be taken or omitted by the Senior Subordinated Note Trustee under this Senior Subordinated Note Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Senior Subordinated Note Trustee shall not be liable for any action taken by, or omission of, the Senior Subordinated Note Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to the taking of such action (or the effective date in the case of an omission), the Senior Subordinated Note Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Subordinated Notes upon compliance with the conditions set forth below in this
Article 8.

SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Subordinated Notes and to have each Guarantor's obligation discharged with respect to its Senior Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Senior Subordinated Note Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and this Senior Subordinated Note Indenture (and the Senior Subordinated Note Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Subordinated Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Subordinated Notes when such payments are due, (b) the Company's obligations with respect to such Senior Subordinated Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Senior Subordinated Note Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.     COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Senior Subordinated Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Senior Subordinated Note Indenture and such Senior Subordinated Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Subordinated Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Senior Subordinated Note Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Senior Subordinated Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Counsel in the United States reasonably acceptable to the Senior Subordinated Note Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Senior Subordinated Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Counsel in the United States reasonably acceptable to the Senior Subordinated Note Trustee confirming that the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Subordinated Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Senior Subordinated Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Senior Subordinated Note Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

         (h) the Company shall have delivered to the Senior Subordinated Note Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Senior Subordinated Note Trustee (or other qualifying Senior Subordinated Note Trustee, collectively for purposes of this Section 8.05, the "SENIOR SUBORDINATED NOTE TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Senior Subordinated Note Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Senior Subordinated Note Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Senior Subordinated Note Trustee may determine, to the Holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company and the Guarantors shall pay and indemnify the Senior Subordinated Note Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Senior Subordinated Note Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Senior Subordinated Note Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     REPAYMENT TO COMPANY.

         Any money deposited with the Senior Subordinated Note Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Senior Subordinated Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Senior Subordinated Note Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Senior Subordinated Note Trustee thereof, shall thereupon cease; provided, however, that the Senior Subordinated Note Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.     REINSTATEMENT.

         If the Senior Subordinated Note Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Senior Subordinated Note Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Senior Subordinated Note Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Senior Subordinated Note Trustee or Paying Agent.

                                  ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES.

         Notwithstanding Section 9.02 of this Senior Subordinated Note Indenture, the Company, the Guarantors and the Senior Subordinated Note Trustee may amend or supplement this Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes without the consent of any Holder of a Senior Subordinated Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Senior Subordinated Notes by a successor to the Company or a Guarantor pursuant to Article 5 or Article 11 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Subordinated Note;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Senior Subordinated Note Indenture under the TIA; or

         (f) to allow any Guarantor to execute a supplemental Senior Subordinated Note Indenture and/or a Senior Subsidiary Guarantee with respect to the Senior Subordinated Notes.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Senior Subordinated Note Indenture, and upon receipt by the Senior Subordinated Note Trustee of the documents described in Section 7.02 hereof, the Senior Subordinated Note Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Senior Subordinated Note Indenture authorized or permitted by the terms of this Senior Subordinated Note Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Senior Subordinated Note Trustee shall not be obligated to enter into such amended or supplemental Senior Subordinated Note Indenture that affects its own rights, duties or immunities under this Senior Subordinated Note Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES.

         Except as provided below in this Section 9.02, the Company and the Senior Subordinated Note Trustee may amend or supplement this Senior Subordinated Note Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Subordinated Subsidiary Guarantees and the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Subordinated Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes). Without the consent of at least 75% in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Subordinated Notes), no waiver or amendment to this Senior Subordinated Note Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Senior Subordinated Notes. Section 2.08 hereof shall determine which Senior Subordinated Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Senior Subordinated Note Indenture, and upon the filing with the Senior Subordinated Note Trustee of evidence satisfactory to the Senior Subordinated Note Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Senior Subordinated Note Trustee of the documents described in Section 7.02 hereof, the Senior Subordinated Note Trustee shall join with the Company in the execution of such amended or supplemental Senior Subordinated Note Indenture unless such amended or supplemental Senior Subordinated Note Indenture directly affects the Senior Subordinated Note Trustee's own rights, duties or immunities under this Senior Subordinated Note Indenture or otherwise, in which case the Senior Subordinated Note Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Senior Subordinated Note Indenture.

         It shall not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Senior Subordinated Note Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Senior Subordinated Note Indenture or the Senior Subordinated Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter or waive any of the provisions with respect to the redemption of the Senior Subordinated Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Subordinated Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

         (f) make any change in the provisions of this Senior Subordinated
Note Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes;

         (g) waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required pursuant to Section 4.10 or 4.15);

         (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

         (i) release any Guarantor from any of its obligations under its Senior Subsidiary Guarantee or this Senior Subordinated Note Indenture, except in accordance with the terms of this Senior Subordinated Note Indenture.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Senior Subordinated Note Indenture or the Senior Subordinated Notes shall be set forth in a amended or supplemental Senior Subordinated Note Indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Note is a continuing consent by the Holder of a Senior Subordinated Note and every subsequent Holder of a Senior Subordinated Note or portion of a Senior Subordinated Note that evidences the same debt as the consenting Holder's Senior Subordinated Note, even if notation of the consent is not made on any Senior Subordinated Note. However, any such Holder of a Senior Subordinated Note or subsequent Holder of a Senior Subordinated Note may revoke the consent as to its Senior Subordinated Note if the Senior Subordinated Note Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF SENIOR SUBORDINATED NOTES.

         The Senior Subordinated Note Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Note thereafter authenticated. The Company in exchange for all Senior Subordinated Notes may issue and the Senior Subordinated Note Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Subordinated Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     SENIOR SUBORDINATED NOTE TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Senior Subordinated Note Trustee shall sign any amended or supplemental Senior Subordinated Note Indenture authorized pursuant to this
Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Senior Subordinated Note Trustee. The Company may not sign an amendment or supplemental Senior Subordinated Note Indenture until the Board of Directors approves it. In executing any amended or supplemental Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Senior Subordinated Note Indenture is authorized or permitted by this Senior Subordinated Note Indenture.

                                  ARTICLE 10
                                 SUBORDINATION

SECTION 10.01.    AGREEMENT TO SUBORDINATE.

         The Company and the Guarantors agree, and each Holder by accepting a Senior Subordinated Note agrees, that the Indebtedness evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02.    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

         (a) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the agreement or instrument governing the applicable Senior Debt, whether or not allowed or allowable as a claim in any such proceeding) before Holders of the Senior Subordinated Notes shall be entitled to receive any payment with respect to the Senior Subordinated Notes (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

         (b) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Senior Subordinated Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

         A distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 10.03.    DEFAULT ON DESIGNATED SENIOR DEBT.

         The Company may not make any payment or distribution to the Senior Subordinated Note Trustee or any Holder in respect of Obligations upon or in respect of the Senior Subordinated Notes and may not acquire from the Senior Subordinated Note Trustee or any Holder any Senior Subordinated Notes for cash or property (other than (i) in Permitted Junior Securities and (ii) from payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash or Cash Equivalents if:

         (a) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing; or

         (b) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Senior Subordinated Note Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Person who may give it pursuant to Section 10.11 hereof. If the Senior Subordinated Note Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Senior Subordinated Note Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

         The Company may and shall resume payments on and distributions in respect of the Senior Subordinated Notes and may acquire them upon the earlier of:

                  (i) the date upon which the default is cured or waived, or

                  (ii) in the case of a default referred to in Section 10.03(b) hereof, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.    ACCELERATION OF SENIOR SUBORDINATED NOTES.

         If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of such acceleration.

SECTION 10.05.    WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Senior Subordinated Note Trustee or any Holder receives any payment of any Obligations with respect to the Senior Subordinated Notes at a time when the Senior Subordinated Note Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Article 10 hereof, such payment shall be held by the Senior Subordinated Note Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the Senior Subordinated Note Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Senior Subordinated Note Trustee undertakes to perform only such obligations on the part of the Senior Subordinated Note Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Senior Subordinated Note Indenture against the Senior Subordinated Note Trustee. The Senior Subordinated Note Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Senior Subordinated Note Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Senior Subordinated Note Trustee.

SECTION 10.06.    NOTICE BY COMPANY.

         The Company shall promptly notify the Senior Subordinated Note Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07.    SUBROGATION.

         After all Senior Debt is paid in full in cash and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Senior Subordinated Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the Company and Holders, a payment by the Company on the Senior Subordinated Notes.

SECTION 10.08.    RELATIVE RIGHTS.

         This Article 10 defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Debt. Nothing in this Senior Subordinated Note Indenture shall:

         (a) impair, as between the Company and Holders of Senior Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Notes in accordance with their terms;

         (b) affect the relative rights of Holders of Senior Subordinated Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (c) prevent the Senior Subordinated Note Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to (i) the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Senior Subordinated Notes and (ii) the notice provisions of Section
6.02 hereof.

         If the Company fails because of this Article 10 to pay principal of or interest on a Senior Subordinated Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.    SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Senior Subordinated Note Indenture.

SECTION 10.10.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Senior Subordinated Note Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating Senior Subordinated Note Trustee or agent or other Person making any distribution to the Senior Subordinated Note Trustee or to the Holders of Senior Subordinated Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.    RIGHTS OF SENIOR SUBORDINATED NOTE TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Senior Subordinated Note Trustee, and the Senior Subordinated Note Trustee and the Paying Agent may continue to make payments on the Senior Subordinated Notes, unless the Senior Subordinated Note Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Senior Subordinated Notes to violate this
Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Senior Subordinated Note Trustee under or pursuant to Section 7.07 hereof.

         The Senior Subordinated Note Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Senior Subordinated Note Trustee. Any Agent may do the same with like rights.

SECTION 10.12.    AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of Senior Subordinated Notes, by the Holder's acceptance thereof, authorizes and directs the Senior Subordinated Note Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Senior Subordinated Note Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Senior Subordinated Note Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the credit agents are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Notes.

SECTION 10.13.    AMENDMENTS.

         The provisions of this Article 10 shall not be amended or modified in a manner that is adverse to the holders of all Senior Debt without the written consent of the holders of all Senior Debt.

                                  ARTICLE 11
                      SUBORDINATED SUBSIDIARY GUARANTEES

SECTION 11.01.    GUARANTEE.

         Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Subordinated Note authenticated and delivered by the Senior Subordinated Note Trustee and to the Senior Subordinated Note Trustee and its successors and assigns, irrespective of the validity and enforceability of this Senior Subordinated Note Indenture, the Senior Subordinated Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Senior Subordinated Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Subordinated Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Senior Subordinated Note Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or this Senior Subordinated Note Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Senior Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and this Senior Subordinated Note Indenture.

         If any Holder or the Senior Subordinated Note Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, Senior Subordinated Note Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Senior Subordinated Note Trustee or such Holder, this Senior Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Senior Subordinated Note Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Senior Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subsidiary Guarantee.

SECTION 11.02.    SUBORDINATION OF SUBORDINATED SUBSIDIARY GUARANTEE

         The Obligations of each Guarantor under its Subordinated Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Senior Subordinated Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Senior Subordinated Note Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Notes pursuant to this Senior Subordinated Note Indenture, including Article 11 hereof.

SECTION 11.03.    LIMITATION ON GUARANTOR LIABILITY.

         Each Guarantor, and by its acceptance of Senior Subordinated Notes, each Holder, hereby confirms that it is the intention of all such parties that the Senior Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Senior Subsidiary Guarantee. To effectuate the foregoing intention, the Senior Subordinated Note Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Senior Subsidiary Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Senior Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04.    EXECUTION AND DELIVERY OF SENIOR SUBSIDIARY GUARANTEE.

         To evidence its Senior Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Senior Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Senior Subordinated Note authenticated and delivered by the Senior Subordinated Note Trustee and that this Senior Subordinated Note Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

         Each Guarantor hereby agrees that its Senior Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Senior Subsidiary Guarantee.

         If an Officer whose signature is on this Senior Subordinated Note Indenture or on the Senior Subsidiary Guarantee no longer holds that office at the time the Senior Subordinated Note Trustee authenticates the Senior Subordinated Note on which a Senior Subsidiary Guarantee is endorsed, the Senior Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Senior Subordinated Note by the Senior Subordinated Note Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Senior Subsidiary Guarantee set forth in this Senior Subordinated Note Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Senior Subordinated Note Indenture, if required by Section 4.16 hereof, the Company shall cause such Subsidiaries to execute supplemental Senior Subordinated Note Indentures to this Senior Subordinated Note Indenture and Subordinated Subsidiary Guarantees in accordance with Section 4.16 hereof and this Article 11, to the extent applicable.

SECTION 11.05.    GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

         (a) subject to Section 11.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental Senior Subordinated Note Indenture in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee, under the Senior Subordinated Notes, this Senior Subordinated Note Indenture, the Subordinated Registration Rights Agreement and the Senior Subsidiary Guarantee on the terms set forth herein or therein;

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (c) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Senior Subordinated Note Indenture, executed and delivered to the Senior Subordinated Note Trustee and satisfactory in form to the Senior Subordinated Note Trustee, of the Senior Subsidiary Guarantee endorsed upon the Senior Subordinated Notes and the due and punctual performance of all of the covenants and conditions of this Senior Subordinated Note Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subordinated Subsidiary Guarantees to be endorsed upon all of the Senior Subordinated Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Senior Subordinated Note Trustee. All the Subordinated Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Senior Subordinated Note Indenture as the Subordinated Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Senior Subordinated Note Indenture as though all of such Subordinated Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Senior Subordinated Note Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.06.    RELEASES FOLLOWING SALE OF ASSETS.

         In the event of (a) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any Guarantor or (c) the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Senior Subordinated Note Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Senior Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Senior Subordinated Note Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Senior Subordinated Note Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Senior Subordinated Note Indenture, including without limitation Section 4.10 hereof, the Senior Subordinated Note Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Senior Subsidiary Guarantee.

         Any Guarantor not released from its obligations under its Senior Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Notes and for the other obligations of any Guarantor under this Senior Subordinated Note Indenture as provided in this Article 11.

                                  ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01.    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Senior Subordinated Note Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 12.02.    NOTICES.

         Any notice or communication by the Company, any Guarantor or the Senior Subordinated Note Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

                            If to the Company and/or any Guarantor:

                            Ball Corporation
                            10 Longs Peak Drive
                            Broomfield, Colorado 80021-2510
                            Telecopier No.: (303) 460-2691
                            Attention: Treasurer

                            With a copy to:

                            Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive, Suite 2100
                            Chicago, Illinois 60606
                            Telecopier No.: (312) 407-0411
                            Attention: Brian W. Duwe

                            If to the Senior Subordinated Note Trustee:

                            The Bank of New York
                            101 Barclay Street, Floor 21 West
                            New York, NY 10286
                            Telecopier No.: (212) 815-5915
                            Attention: Corporate Trust Administration

         The Company, any Guarantor or the Senior Subordinated Note Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail postage prepaid, certified or registered mail, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Senior Subordinated Note Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF SENIOR SUBORDINATED NOTES WITH OTHER HOLDERS OF SENIOR SUBORDINATED NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Senior Subordinated Note Indenture or the Senior Subordinated Notes. The Company, the Senior Subordinated Note Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Senior Subordinated Note Trustee to take any action under this Senior Subordinated Note Indenture, the Company shall furnish to the Senior Subordinated Note Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Senior Subordinated Note Indenture relating to the proposed action have been satisfied; and

         (b) except with respect to the initial issuance of the Senior Subordinated Notes, an Opinion of Counsel in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.    STATEMENTS REQUIRED IN CERTIFICATE.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Senior Subordinated Note Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.    RULES BY SENIOR SUBORDINATED NOTE TRUSTEE AND AGENTS.

         The Senior Subordinated Note Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                  EMPLOYEES AND STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Senior Subordinated Notes, the Subordinated Subsidiary Guarantees, this Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

SECTION 12.08.    GOVERNING LAW.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SENIOR SUBORDINATED NOTE INDENTURE, THE SENIOR SUBORDINATED NOTES AND THE SUBORDINATED SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Senior Subordinated Note Indenture may not be used to interpret any other Senior Subordinated Note Indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Senior Subordinated Note Indenture, loan or debt agreement may not be used to interpret this Senior Subordinated Note Indenture.

SECTION 12.10.    SUCCESSORS.

         All agreements of the Company in this Senior Subordinated Note Indenture and the Senior Subordinated Notes shall bind its successors. All agreements of the Senior Subordinated Note Trustee in this Senior Subordinated
Note Indenture shall bind its successors.

SECTION 12.11.    SEVERABILITY.

         In case any provision in this Senior Subordinated Note Indenture or in the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.    COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Senior Subordinated
Note Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.    TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Senior Subordinated Note Indenture have been inserted for convenience of reference only, are not to be considered a part of this Senior Subordinated Note Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of August 10, 1998
Amended and Restated as of December 19, 2002


                           THE COMPANY:

                           BALL CORPORATION


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer

                           SUBSIDIARY GUARANTORS:

                           BALL AEROSPACE AND TECHNOLOGIES CORP.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer



                           BALL ASIA SERVICES LIMITED
                           (a successor to Ball Asia Pacific Limited)



                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer


                           BALL GLASS CONTAINER CORPORATION


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer


                           BALL HOLDINGS CORP.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer

                           BALL METAL BEVERAGE CONTAINER CORP.


                           By: /s/ David A. Westerlund
                               ----------------------------------------
                                Name:   David A. Westerlund
                              Title: Vice President


                           BALL METAL FOOD CONTAINER CORP.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer

                           BALL METAL PACKAGING SALES CORP.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer


                           BALL PACKAGING CORP.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer

                           BALL PLASTIC CONTAINER CORP.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer


                           BALL TECHNOLOGIES HOLDING CORP.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer


                           BALL TECHNOLOGY SERVICES CORPORATION


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer

                           BG HOLDINGS I, INC.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer



                           BG HOLDINGS II, INC.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer

                           EFRATOM HOLDING, INC.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer


                           LATAS DE ALUMINIO BALL, INC.
                           (formerly known as Latas de Aluminio Reynolds, Inc.)


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title:  Vice President and Treasurer

                           BALL PAN-EUROPEAN HOLDINGS, INC.


                           By: /s/ Scott C. Morrison
                               ----------------------------------------
                                Name:   Scott C. Morrison
                                Title: Treasurer



                           THE BANK OF NEW YORK,
                           as Senior Subordinated Note Trustee


                           By: /s/ Van K. Brown
                               ----------------------------------------
                           Name: Van K. Brown
                           Title: Vice President

                                   EXHIBIT A-1

                       (FACE OF SENIOR SUBORDINATED NOTE)

                                   .........

       [INSERT THE GLOBAL SENIOR SUBORDINATED NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE SENIOR SUBORDINATED NOTE INDENTURE]

      [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE
            PROVISIONS OF THE SENIOR SUBORDINATED NOTE INDENTURE]

                                                                   CUSIP/CINS
         8 1/4% [SERIES A] [SERIES B] SENIOR SUBORDINATED NOTES DUE 2008

   No. ________________                                     $_______________

                                BALL CORPORATION

    promises to pay to ____________ or registered assigns, the principal sum of ________________________ Dollars on August 1, 2008.

                 Interest Payment Dates: February 1 and August 1

                      Record Dates: January 15 and July 15


                           BALL CORPORATION


                           By:_______________________
                              Name:
                              Title:

This is one of the [Global]
Senior Subordinated Notes
referred to in the within-
mentioned Senior Subordinated
Note Indenture:

Dated:  August 10, 1998

                             THE BANK OF NEW YORK,
as Senior Subordinated Note Trustee


By:_______________________
Name:
Title:


                       (Back of Senior Subordinated Note)

          __% [Series A] [Series B] Senior Subordinated Notes due 2008

Capitalized terms used herein shall have the meanings assigned to them in the Senior Subordinated Note Indenture referred to below unless otherwise indicated.

1. INTEREST. Ball Corporation, an Indiana corporation (the "COMPANY"), promises to pay interest on the principal amount of this Senior Subordinated Note at 81/4% per annum from August 10, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to
         Section 5 of the Subordinated Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Senior Subordinated Note Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Liquidated Damages on the Senior Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages thereon, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Senior Subordinated Note Trustee under the Senior Subordinated Note Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. SENIOR SUBORDINATED NOTE INDENTURE. The Company issued the Senior Subordinated Notes under a Senior Subordinated Note Indenture dated as of August 10, 1998 ("SENIOR SUBORDINATED NOTE INDENTURE") between the Company and the Senior Subordinated Note Trustee. The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Note Indenture and those made part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Codess.ss.77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Senior Subordinated Note Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Subordinated Note conflicts with the express provisions of the Senior Subordinated Note Indenture, the provisions of the Senior Subordinated Note Indenture shall govern and be controlling. The Senior Subordinated Notes are obligations of the Company limited to $250.0 million in aggregate principal amount.

5.       OPTIONAL REDEMPTION

         (a) The Senior Subordinated Notes will not be subject to redemption at the option of the Company prior to August 1, 2003. Thereafter, the Senior Subordinated Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                  YEAR                                    PERCENTAGE

                  2003                                           104.125%
                  2004                                           102.750%
                  2005                                           101.375%
                  2006 and thereafter                            100.000%

         (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, during the first 36 months after August 5, 1998, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under the Senior Subordinated Note Indenture at a redemption price of 108.250% of the principal amount thereof, plus in such case accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering; provided that at least 65% of the aggregate principal amount of Senior Subordinated Notes issued remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

         (c) Any redemption pursuant to this Paragraph 5 shall be made pursuant to the provisions of Article 3 of the Senior Subordinated Note Indenture.

6.       MANDATORY REDEMPTION. Except as set forth in Sections 3.09, 4.10 and
         4.15 of the Senior Subordinated Note Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Senior Subordinated Notes.

7.       REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 15 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Senior Subordinated Note Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales and the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall commence an offer to all Holders of Senior Subordinated Notes (a "SENIOR SUBORDINATED ASSET SALE OFFER") pursuant to Section 3.09 of the Senior Subordinated Note Indenture to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Note Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to a Senior Subordinated Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not prohibited by the Senior Subordinated Note Indenture. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive a Senior Subordinated Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Senior Subordinated Note Indenture. The Registrar and the Senior Subordinated Note Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Note Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes voting as a single class, and any existing default or compliance with any provision of the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes voting as a single class. Without the consent of any Holder of a Senior Subordinated Note, the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Senior Subordinated Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Senior Subordinated Note Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Note Indenture under the Trust Indenture Act or to allow any Guarantor to execute a supplemental Senior Subordinated Note Indenture to the Senior Subordinated Note Indenture and/or a Senior Subsidiary Guarantee with respect to the Senior Subordinated Notes. Without the consent of at least 75% in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Subordinated Notes), no waiver or amendment to this Senior Subordinated Note Indenture may make any change in the provisions of Article 10 of the Senior Subordinated Note Indenture that adversely affects the rights of any Holder of Senior Subordinated Notes.

12. DEFAULTS AND REMEDIES. An "EVENT OF DEFAULT" occurs if: (i) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Subordinated Notes and such default continues for a period of 30 days (whether or not prohibited by the subordination provisions of Article 10 of the Senior Subordinated Note Indenture); (ii) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the subordination provisions of Article 10 of the Senior Subordinated Note Indenture);
         (iii) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 5.01; (iv) the Company or any of its Restricted Subsidiaries fails to comply for 30 days after notice to the Company by the Senior Subordinated Note Trustee with any of the provisions of Sections 4.07, 4.09, 4.10 or 4.15 of the Senior Subordinated Note Indenture; (v) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in the Senior Subordinated Note Indenture or the Senior Subordinated Notes for 60 days after notice to the Company by the Senior Subordinated Note Trustee; (vi) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (other than a Securitization Entity) (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than a Securitization Entity)) whether such Indebtedness or guarantee now exists, or is created after the date of this Senior Subordinated Note Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $20.0 million or more;
         (vii) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $20.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency occur with respect to the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law; or (ix) except as permitted by the Senior Subordinated Note Indenture, any Senior Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Senior Subsidiary Guarantee.

         If any Event of Default occurs and is continuing, the Senior Subordinated Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders may not enforce the Senior Subordinated Note Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Note Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Senior Subordinated Note Trustee in its exercise of any trust or power. The Senior Subordinated Note Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Senior Subordinated Note Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Senior Subordinated
         Note Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes. The Company is required to deliver to the Senior Subordinated Note Trustee annually a statement regarding compliance with the Senior Subordinated Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Senior Subordinated Note Trustee a statement specifying such Default or Event of Default.

13. SENIOR SUBORDINATED NOTE TRUSTEE DEALINGS WITH COMPANY. The Senior Subordinated Note Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Senior Subordinated Note Trustee.

14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Senior Subordinated Notes, the Subordinated Subsidiary Guarantees or the Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

15. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Senior Subordinated Note Trustee or an authenticating agent.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR SUBORDINATED NOTES AND RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Senior Subordinated Note Indenture, Holders of Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes shall have all the rights set forth in the Subordinated Registration Rights Agreement dated as of August 10, 1998, between the Company and the parties named on the signature pages thereof (the "SUBORDINATED REGISTRATION RIGHTS AGREEMENT").

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Senior Subordinated Note Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Senior Subordinated Note Indenture and/or the Subordinated Registration Rights Agreement. Requests may be made to:

         Ball Corporation
         Colorado Office Center
         9300 West 108th Circle
         Broomfield, CO 80021-3682
         Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Note to


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                 (Insert assignee's soc. sec. or tax I.D. no.)

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             (Print or type assignee's name, address and zip code)


and irrevocably
appoint_______________________________________________________________ to
transfer this Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him.

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Date:                  Your Signature:______________________________________
                               (Sign exactly as your name appears
                                on the face of this Senior Subordinated Note)

                       Tax Identification No:_____________________________


                       SIGNATURE GUARANTEE:______________________


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       Option of Holder to Elect Purchase


If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Senior Subordinated Note Indenture, check the box below:

                     [  ] Section 4.10      [  ] Section 4.15


If you want to elect to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Senior Subordinated Note Indenture, state the amount you elect to have purchased: $_____________

Date:                   Your Signature:__________________________________
                                (Sign exactly as your name appears on the
                                   face of this Senior Subordinated Note)

                        Tax Identification No:_____________________________


                        SIGNATURE GUARANTEE:______________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                     SCHEDULE OF EXCHANGES OF INTERESTS IN
                    THE GLOBAL SENIOR SUBORDINATED NOTE (1)

The following exchanges of a part of this Global Senior Subordinated Note for an interest in another Global Senior Subordinated Note or for a Definitive Senior Subordinated Note, or exchanges of a part of another Global Senior Subordinated Note or Definitive Senior Subordinated Note for an interest in this Global Senior Subordinated Note, have been made:

                                                                          Principal Amount of
                           Amount of decrease                             this Global Senior        Signature of
                           in Principal Amount   Amount of increase in     Subordinated Note    authorized signatory
                             of this Global       Principal Amount of       following such            of Senior
                           Senior Subordinated     this Global Senior        decrease (or         Subordinated Note
    Date of Exchange              Note             Subordinated Note           increase)        Trustee or Custodian
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(1)  This should be included only if the Senior Subordinated Note is issued in global form.

                                   EXHIBIT A-2

        (Face of Regulation S Temporary Global Senior Subordinated Note)


THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR SUBORDINATED NOTES, ARE AS SPECIFIED IN THE SENIOR SUBORDINATED NOTE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                                                  CUSIP/CINS

               8 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2008



No._____                                                          $__________


                                BALL CORPORATION



  promises to pay to ____________ or registered assigns, the principal sum of

              ________________________ Dollars on August 1, 2008.

                Interest Payment Dates: February 1 and August 1

                     Record Dates: January 15 and July 15




                            BALL CORPORATION


                            By:_____________________
                               Name:
                               Title:


This is one of the [Global] Senior Subordinated Notes referred to in the within-mentioned Senior Subordinated Note Indenture:

Dated: August 10, 1998


                             THE BANK OF NEW YORK,
as Senior Subordinated Note Trustee


By:___________________________
     Name:
     Title:

        (Back of Regulation S Temporary Global Senior Subordinated Note)
               8 1/4% Series A Senior Subordinated Notes due 2008

Capitalized terms used herein shall have the meanings assigned to them in the Senior Subordinated Note Indenture referred to below unless otherwise indicated.

1. INTEREST. Ball Corporation, an Indiana corporation (the "COMPANY"), promises to pay interest on the principal amount of this Senior Subordinated Note at 81/4% per annum from August 10, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to
         Section 5 of the Subordinated Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Until this Regulation S Temporary Global Senior Subordinated Note is exchanged for one or more Regulation S Permanent Global Senior Subordinated Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Senior Subordinated Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Senior Subordinated Note Indenture.

2. METHOD OF PAYMENT. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Senior Subordinated Note Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Liquidated Damages on the Senior Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages thereon, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Senior Subordinated Note Trustee under the Senior Subordinated Note Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. SENIOR SUBORDINATED NOTE INDENTURE. The Company issued the Senior Subordinated Notes under an Senior Subordinated Note Indenture dated as of August 10, 1998 ("SENIOR SUBORDINATED NOTE INDENTURE") between the Company and the Senior Subordinated Note Trustee. The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Note Indenture and those made part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Senior Subordinated Note Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Subordinated Note conflicts with the express provisions of the Senior Subordinated Note Indenture, the provisions of the Senior Subordinated Note Indenture shall govern and be controlling. The Senior Subordinated Notes are obligations of the Company limited to $250.0 million in aggregate principal amount.

5.       OPTIONAL REDEMPTION

         (a) The Senior Subordinated Notes will not be subject to redemption at the option of the Company prior to August 1, 2003. Thereafter, the Senior Subordinated Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:


                  YEAR                                 PERCENTAGE

                  2003                                 104.125%
                  2004                                 102.750%
                  2005                                 101.375%
                  2006 and thereafter                  100.000%

         (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, during the first 36 months after August 5, 1998, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under the Senior Subordinated Note Indenture at a redemption price of 108.250% of the principal amount thereof, plus in such case accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering; provided that at least 65% of the aggregate principal amount of Senior Subordinated Notes issued remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

         (c) Any redemption pursuant to this Paragraph 5 shall be made pursuant to the provisions of Article 3 of the Senior Subordinated Note Indenture.

6.       MANDATORY REDEMPTION. Except as set forth in Sections 3.09, 4.10 and
         4.15 of the Senior Subordinated Note Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Senior Subordinated Notes.

7.       REPURCHASE AT OPTION OF HOLDER

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 15 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Senior Subordinated Note Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales and the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall commence an offer to all Holders of Senior Subordinated Notes (a "SENIOR SUBORDINATED ASSET SALE OFFER") pursuant to Section 3.09 of the Senior Subordinated Note Indenture to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Note Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to a Senior Subordinated Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not prohibited by the Senior Subordinated Note Indenture. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive a Senior Subordinated Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Senior Subordinated Note Indenture. The Registrar and the Senior Subordinated Note Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Note Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         This Regulation S Temporary Global Senior Subordinated Note is exchangeable in whole or in part for one or more Global Senior Subordinated Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Senior Subordinated Note Indenture. Upon exchange of this Regulation S Temporary Global Senior Subordinated Note for one or more Global Senior Subordinated Notes, the Senior Subordinated Note Trustee shall cancel this Regulation S Temporary Global Senior Subordinated Note.

10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes voting as a single class, and any existing default or compliance with any provision of the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes voting as a single class. Without the consent of any Holder of a Senior Subordinated Note, the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Senior Subordinated Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Senior Subordinated Note Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Note Indenture under the Trust Indenture Act or to allow any Guarantor to execute a supplemental Senior Subordinated Note Indenture to the Senior Subordinated Note Indenture and/or a Senior Subsidiary Guarantee with respect to the Senior Subordinated Notes. Without the consent of at least 75% in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Subordinated Notes), no waiver or amendment to this Senior Subordinated Note Indenture may make any change in the provisions of Article 10 of the Senior Subordinated Note Indenture that adversely affects the rights of any Holder of Senior Subordinated Notes.

12. DEFAULTS AND REMEDIES. An "EVENT OF DEFAULT" occurs if: (i) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Subordinated Notes and such default continues for a period of 30 days (whether or not prohibited by the subordination provisions of Article 10 of the Senior Subordinated Note Indenture); (ii) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the subordination provisions of Article 10 of the Senior Subordinated Note Indenture);
         (iii) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 5.01; (iv) the Company or any of its Restricted Subsidiaries fails to comply for 30 days after notice to the Company by the Senior Subordinated Note Trustee with any of the provisions of Sections 4.07, 4.09, 4.10 or 4.15 of the Senior Subordinated Note Indenture; (v) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in the Senior Subordinated Note Indenture or the Senior Subordinated Notes for 60 days after notice to the Company by the Senior Subordinated Note Trustee; (vi) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (other than a Securitization Entity) (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than a Securitization Entity)) whether such Indebtedness or guarantee now exists, or is created after the date of this Senior Subordinated Note Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $20.0 million or more;
         (vii) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $20.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency occur with respect to the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law; or (ix) except as permitted by the Senior Subordinated Note Indenture, any Senior Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Senior Subsidiary Guarantee.

         If any Event of Default occurs and is continuing, the Senior Subordinated Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders may not enforce the Senior Subordinated Note Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Note Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Senior Subordinated Note Trustee in its exercise of any trust or power. The Senior Subordinated Note Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Senior Subordinated Note Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Senior Subordinated
         Note Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes. The Company is required to deliver to the Senior Subordinated Note Trustee annually a statement regarding compliance with the Senior Subordinated Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Senior Subordinated Note Trustee a statement specifying such Default or Event of Default.

13. SENIOR SUBORDINATED NOTE TRUSTEE DEALINGS WITH COMPANY. The Senior Subordinated Note Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Senior Subordinated Note Trustee.

14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Senior Subordinated Notes, the Subordinated Subsidiary Guarantees or the Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

15. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Senior Subordinated Note Trustee or an authenticating agent.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR SUBORDINATED NOTES AND RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Senior Subordinated Note Indenture, Holders of Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes shall have all the rights set forth in the Subordinated Registration Rights Agreement dated as of August 10, 1998, between the Company and the parties named on the signature pages thereof (the "SUBORDINATED REGISTRATION RIGHTS AGREEMENT").

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Senior Subordinated Note Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Senior Subordinated Note Indenture and/or the Subordinated Registration Rights Agreement. Requests may be made to:

         Ball Corporation
         Colorado Office Center
         9300 West 108th Circle
         Broomfield, CO 80021-3682
         Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Note to


   ------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

   ------------------------------------------------------------------------

   ------------------------------------------------------------------------

   ------------------------------------------------------------------------

   ------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably
appoint_______________________________________________________________ to
transfer this Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------


Date:                  Your Signature:______________________________________
                               (Sign exactly as your name appears
                                on the face of this Senior Subordinated Note)

                       Tax Identification No:_____________________________


                       SIGNATURE GUARANTEE:______________________




Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       Option of Holder to Elect Purchase


If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Senior Subordinated Note Indenture, check the box below:

            [   ] Section 4.10                  [  ] Section 4.15


If you want to elect to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Senior Subordinated Note Indenture, state the amount you elect to have purchased:
$_____________

Date:                   Your Signature:__________________________________
                                (Sign exactly as your name appears on the
                                  face of this Senior Subordinated Note)

                        Tax Identification No:_____________________________


                        SIGNATURE GUARANTEE:______________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      SCHEDULE OF EXCHANGES OF INTERESTS IN
           THE REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE

The following exchanges of a part of this Regulation S Temporary Global Senior Subordinated Note for an interest in another Global Senior Subordinated Note, or of other Restricted Global Senior Subordinated Note for an interest in this Regulation S Temporary Global Senior Subordinated Note, have been made:


                                                                          Principal Amount of
                           Amount of decrease                             this Global Senior        Signature of
                           in Principal Amount   Amount of increase in     Subordinated Note    authorized signatory
                             of this Global       Principal Amount of       following such            of Senior
                           Senior Subordinated     this Global Senior        decrease (or         Subordinated Note
    Date of Exchange              Note             Subordinated Note           increase)        Trustee or Custodian
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------


                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER



Ball Corporation
Colorado Office Center
9300 West 108th Circle
Broomfield, CO 80021-3682


The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration


          Re:  8 1/4% Senior Subordinated Notes due 2008 (CUSIP         )
               ----------------------------------------------------------

Reference is hereby made to the Senior Subordinated Note Indenture, dated as of August __, 1998 (the "SENIOR SUBORDINATED NOTE INDENTURE"), between Ball Corporation, as issuer (the "COMPANY"), and The Bank of New York, as Senior Subordinated Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Note Indenture.

____________________, (the "TRANSFEROR") owns and proposes to transfer the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified in Annex A hereto, in the principal amount of $_____________ in such Senior Subordinated Note[s] or interests (the "TRANSFER"), to _________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. [ ] ChECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SENIOR SUBORDINATED NOTE OR A DEFINITIVE SENIOR SUBORDINATED NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Senior Subordinated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Senior Subordinated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Senior Subordinated Note and/or the Definitive Senior Subordinated Note and in the Senior Subordinated Note Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL SENIOR SUBORDINATED NOTE, THE REGULATION S GLOBAL SENIOR SUBORDINATED NOTE OR A DEFINITIVE SENIOR SUBORDINATED NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Senior Subordinated Note, the Temporary Regulation S Global Senior Subordinated Note and/or the Definitive Senior Subordinated Note and in the Senior Subordinated Note Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL SENIOR SUBORDINATED NOTE OR A DEFINITIVE SENIOR SUBORDINATED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

         (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof; or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Senior Subordinated Note or Restricted Definitive Senior Subordinated Notes and the requirements of the exemption claimed, which certification is supported by
                  (1) a certificate executed by the Transferee in the form of Exhibit D to the Senior Subordinated Note Indenture and (2) if such Transfer is in respect of a principal amount of Senior Subordinated Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Senior Subordinated Note and/or the Definitive Senior Subordinated Notes and in the Senior Subordinated Note Indenture and the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SENIOR SUBORDINATED NOTE OR OF AN UNRESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Senior Subordinated Note Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes, on Restricted Definitive Senior Subordinated Notes and in the Senior Subordinated Note Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Senior Subordinated Note Indenture and any applicable blue sky securities laws of any state of the United States and
                  (ii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes, on Restricted Definitive Senior Subordinated Notes and in the Senior Subordinated Note Indenture.

         (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Senior Subordinated Note Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes or Restricted Definitive Senior Subordinated Notes and in the Senior Subordinated Note Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                          ------------------------------
                           [Insert Name of Transferor]



                        By:______________________________
                           Name:
                           Title:


                          Dated:_________________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

         (a)      [ ] a beneficial interest in the:

                  (i)      [ ] 144A Global Senior Subordinated Note (CUSIP    ),
                           or

                  (ii)     [ ] Regulation S Global Senior Subordinated Note
                           (CUSIP     ), or

                  (iii)    [ ] IAI Global Senior Subordinated Note (CUSIP     );
                           or

         (b)      [ ] a Restricted Definitive Senior Subordinated Note.

2.       After the Transfer the Transferee will hold:

                                  [CHECK ONE]

         (a)      [ ] beneficial interest in the:

                  (i)      [ ] 144A Global Senior Subordinated Note (CUSIP    ),
                           or

                  (ii)     [ ] Regulation S Global Senior Subordinated Note
                           (CUSIP      ), or

                  (iii)    [ ] IAI Global Senior Subordinated Note (CUSIP     );
                           or

                  (iv)     [ ] Unrestricted Global Senior Subordinated Note
                           (CUSIP      ); or

         (b)      [ ] a Restricted Definitive Senior Subordinated Note; or

         (c)      [ ] an Unrestricted Definitive Senior Subordinated Note,

in accordance with the terms of the Senior Subordinated Note Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE



Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510
Attention: Treasurer


The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration


          Re:  8 1/4% Senior Subordinated Notes due 2008 (CUSIP __________)


Reference is hereby made to the Senior Subordinated Note Indenture, dated as of August 10, 1998 (the "SENIOR SUBORDINATED NOTE INDENTURE"), between Ball Corporation, as issuer (the "COMPANY"), and The Bank of New York, as Senior Subordinated Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Note Indenture.

_________________________, (the "OWNER") owns and proposes to exchange the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified herein, in the principal amount of $_______________ in such Senior Subordinated Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SENIOR SUBORDINATED NOTE FOR UNRESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SENIOR SUBORDINATED NOTE

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SENIOR SUBORDINATED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SENIOR SUBORDINATED NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SENIOR SUBORDINATED NOTE TO UNRESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Senior Subordinated Note for an Unrestricted Definitive Senior Subordinated Note, the Owner hereby certifies (i) the Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SENIOR SUBORDINATED NOTE. In connection with the Owner's Exchange of a Restricted Definitive Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE TO UNRESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE. In connection with the Owner's Exchange of a Restricted Definitive Senior Subordinated Note for an Unrestricted Definitive Senior Subordinated Note, the Owner hereby certifies (i) the Unrestricted Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SENIOR SUBORDINATED NOTES FOR RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SENIOR SUBORDINATED NOTES

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SENIOR SUBORDINATED NOTE TO RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Senior Subordinated Note for a Restricted Definitive Senior Subordinated Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Senior Subordinated Note Indenture, the Restricted Definitive Senior Subordinated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Senior Subordinated Note and in the Senior Subordinated Note Indenture and the Securities Act.

(b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SENIOR SUBORDINATED NOTE.
In connection with the Exchange of the Owner's Restricted Definitive Senior Subordinated Note for a beneficial interest in the [CHECK ONE] 144A [ ] Global Senior Subordinated Note, [ ] Regulation S Global Senior Subordinated Note, [ ] IAI Global Senior Subordinated Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Senior Subordinated Note Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Senior Subordinated Note and in the Senior Subordinated Note Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                         ------------------------------
                             [Insert Name of Owner]



                           By:_______________________
                              Name:
                              Title:


                           Dated:______________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510
Attention: Treasurer

The Bank of New York
101 Barclay Street, Floor 21 West
New York, NY 10286
Attention: Corporate Trust Administration

   Re:  8 1/4% Senior Subordinated Notes due 2008 (CUSIP __________)

Reference is hereby made to the Senior Subordinated Note Indenture, dated as of August 10, 1998 (the "SENIOR SUBORDINATED NOTE INDENTURE"), between Ball Corporation, as issuer (the "COMPANY"), and The Bank of New York, as Senior Subordinated Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Note Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) [ ] a beneficial interest in a Global Senior Subordinated
                          Note, or
                  (b) [ ] a Definitive Senior Subordinated Note,

we confirm that:

1. We understand that any subsequent transfer of the Senior Subordinated Notes or any interest therein is subject to certain restrictions and conditions set forth in the Senior Subordinated Note Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Subordinated Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

2. We understand that the offer and sale of the Senior Subordinated Notes have not been registered under the Securities Act, and that the Senior Subordinated Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Subordinated Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Senior Subordinated Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Senior Subordinated Note or beneficial interest in a Global Senior Subordinated Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Senior Subordinated Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Subordinated Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Subordinated Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Subordinated Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Senior Subordinated Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                         -----------------------------------------
                           [Insert Name of Accredited Investor]


                           By: _______________________
                               Name:
                               Title:

                           Dated:_______________, ___

                                    EXHIBIT E

              FORM OF NOTATION OF SUBORDINATED SUBSIDIARY GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Senior Subordinated Note Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Senior Subordinated
Note Indenture and subject to the provisions in the Senior Subordinated Note Indenture dated as of August 10, 1998 (the "SENIOR SUBORDINATED NOTE INDENTURE") among Ball Corporation, the Guarantors listed on Schedule I thereto and The Bank of New York, as Senior Subordinated Note Trustee (the "SENIOR SUBORDINATED NOTE TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Senior Subordinated Notes (as defined in the Senior Subordinated Note Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Senior Subordinated Note Trustee all in accordance with the terms of the Senior Subordinated Note Indenture and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Senior Subordinated Notes and to the Senior Subordinated Note Trustee pursuant to the Subordinated Subsidiary Guarantee and the Senior Subordinated Note Indenture are expressly set forth in Article 11 of the Senior Subordinated Note Indenture and reference is hereby made to the Senior Subordinated Note Indenture for the precise terms of the Subordinated Subsidiary Guarantee. Each Holder of a Senior Subordinated Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Senior Subordinated Note Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Senior Subordinated Note Indenture and (c) appoints the Senior Subordinated Note Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subordinated Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Senior Subordinated Note in accordance with the provisions of the Senior Subordinated Note Indenture.

                        [Name of Guarantor(s)]



                        By: ____________________________
                            Name:
                            Title:

                                    EXHIBIT F



             FORM OF SUPPLEMENTAL SENIOR SUBORDINATED NOTE INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS


SUPPLEMENTAL SENIOR SUBORDINATED NOTE INDENTURE (this "SUPPLEMENTAL SENIOR SUBORDINATED NOTE INDENTURE"), dated as of ________________, among __________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of Ball Corporation (or its permitted successor), an Indiana corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Senior Subordinated Note Indenture referred to herein) and The Bank of New York, as Senior Subordinated Note Trustee under the Senior Subordinated Note Indenture referred to below (the "SENIOR SUBORDINATED NOTE TRUSTEE").

                               W I T N E S S E T H


WHEREAS, the Company has heretofore executed and delivered to the Senior Subordinated Note Trustee a Senior Subordinated Note Indenture (the "SENIOR SUBORDINATED NOTE INDENTURE"), dated as of August 10, 1998 providing for the issuance of an aggregate principal amount of up to $250.0 million of 8 1/4% Senior Subordinated Notes due 2008 (the "SENIOR SUBORDINATED NOTES");

WHEREAS, the Senior Subordinated Note Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Senior Subordinated Note Trustee a supplemental Senior Subordinated Note Indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Notes and the Senior Subordinated Note Indenture on the terms and conditions set forth herein (the "SUBORDINATED SUBSIDIARY GUARANTEE"); and

WHEREAS, pursuant to Section 9.01 of the Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee is authorized to execute and deliver this Supplemental Senior Subordinated Note Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Senior Subordinated Note Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Senior Subordinated Note Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

         (a)      Along with all Guarantors named in the Senior Subordinated
                  Note Indenture, to jointly and severally Guarantee to each Holder of a Senior Subordinated Note authenticated and delivered by the Senior Subordinated Note Trustee and to the Senior Subordinated Note Trustee and its successors and assigns, irrespective of the validity and enforceability of the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest on the Senior Subordinated Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Subordinated Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Senior Subordinated Note Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or the Senior Subordinated
                  Note Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

         (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

         (d) This Subordinated Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

         (e) If any Holder or the Senior Subordinated Note Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Senior Subordinated Note Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Senior Subordinated Note Trustee or such Holder, this Subordinated Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         (g) As between the Guarantors, on the one hand, and the Holders and the Senior Subordinated Note Trustee, on the other hand,
                  (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Senior Subordinated Note Indenture for the purposes of this Subordinated Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Senior Subordinated Note Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subordinated Subsidiary Guarantee.

         (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subordinated Subsidiary Guarantee.

         (i) Pursuant to Section 11.04 of the Senior Subordinated Note Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Senior Subordinated Note Indenture shall result in the obligations of such Guarantor under its Subordinated Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subordinated Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Subordinated Subsidiary Guarantee.

4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                  (i)      subject to Section 11.04 of the Senior Subordinated
                           Note Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental Senior Subordinated Note Indenture in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee, under the Senior Subordinated Notes, the Senior Subordinated
                           Note Indenture and the Subordinated Subsidiary Guarantee on the terms set forth herein or therein; and

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Senior Subordinated Note Indenture, executed and delivered to the Senior Subordinated Note Trustee and satisfactory in form to the Senior Subordinated Note Trustee, of the Subordinated Subsidiary Guarantee endorsed upon the Senior Subordinated Notes and the due and punctual performance of all of the covenants and conditions of the Senior Subordinated Note Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subordinated Subsidiary Guarantees to be endorsed upon all of the Senior Subordinated Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Senior Subordinated Note Trustee. All the Subordinated Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Senior Subordinated Note Indenture as the Subordinated Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Senior Subordinated Note Indenture as though all of such Subordinated Subsidiary Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Articles 4 and 5 of the Senior Subordinated Note Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Senior Subordinated
                  Note Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5.       RELEASES.

         (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subordinated Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Senior Subordinated Note Indenture, including without limitation
                  Section 4.10 of the Senior Subordinated Note Indenture. Upon delivery by the Company to the Senior Subordinated Note Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Senior Subordinated Note Indenture, including without limitation Section 4.10 of the Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subordinated Subsidiary Guarantee.

         (b) Any Guarantor not released from its obligations under its Subordinated Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Notes and for the other obligations of any Guarantor under the Senior Subordinated Note Indenture as provided in Article 11 of the Senior Subordinated Note Indenture.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Senior Subordinated Notes, any Subordinated Subsidiary Guarantees, the Senior Subordinated Note Indenture or this Supplemental Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL SENIOR SUBORDINATED NOTE INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Senior Subordinated Note Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE SENIOR SUBORDINATED NOTE TRUSTEE. The Senior Subordinated Note Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Senior Subordinated Note Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Senior Subordinated Note Indenture to be duly executed and attested, all as of the date first above written.

                            Dated:______________, ___

                            [GUARANTEEING SUBSIDIARY]


                          By: ________________________
                              Name:
                              Title:

                                BALL CORPORATION


                          By: _________________________
                              Name:
                              Title:


                          [EXISTING GUARANTORS]


                          By:__________________________
                             Name:
                             Title:

                         THE BANK OF NEW YORK
                         as Senior Subordinated Note Trustee


                         By:___________________________
                            Name:
                            Title:

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS


The following schedule lists each Guarantor under the Senior Subordinated Note Indenture as of the date of this Senior Subordinated Note Indenture:

      1. Ball Aerospace & Technologies Corp., a Delaware corporation

      2. Ball Asia Services Limited, a Delaware corporation (and a successor to Ball Asia Pacific Limited, a Colorado corporation)

      3. Ball Glass Container Corporation, a Delaware corporation

      4. Ball Holdings Corp., a Delaware corporation

      5. Ball Metal Beverage Container Corp., a Colorado corporation

      6. Ball Metal Food Container Corp., a Delaware corporation

      7. Ball Metal Packaging Sales Corp., a Colorado corporation

      8. Ball Packaging Corp., a Colorado corporation

      9. Ball Plastic Container Corp., a Colorado corporation

      10. Ball Technologies Holdings Corp., a Colorado corporation

      11. Ball Technology Services Corporation, a California corporation

      12. BG Holdings I, Inc., a Delaware corporation

      13. BG Holdings II, Inc., a Delaware corporation

      14. Efratom Holding, Inc., a Colorado corporation

      15. Latas de Aluminio Ball, Inc., a Delaware corporation (formerly known as Latas de Aluminio Reynolds, Inc.)

      16. Ball Pan-European Holdings, Inc., a Delaware corporation